AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 23, 2005 REGISTRATION NO. 333-109119


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                AMENDMENT NO. 13


                                       TO

                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                         COATES MOTORCYCLE COMPANY, LTD.

          (Exact name of Small Business Issuer as specified in charter)

            Delaware                      3751                56-2333469
-------------------------------     -----------------     -------------------
(State or other jurisdiction of     (Primary SIC No.)      (I.R.S. Employer
 incorporation or organization)                           Identification No.)

                        2100 Highway #34 & Ridgewood Road
                         Wall Township, New Jersey 07719
                                Tel: 732-449-7717
          (Address and telephone number of principal executive offices and principal place of business)

                   Mark D. Goldsmith , Chief Executive Officer
                        2100 Highway #34 & Ridgewood Road
                         Wall Township, New Jersey 07719
                                Tel: 732-449-7717
            (Name, address and telephone number of agent for service)

                  Please send copies of all communications to:


                            Joseph J. Tomasek, Esq.
                           75-77 North Bridge Street
                          Somerville, New Jersey 08876
                                  908-429-0030
            ---------------------------------------------------------


Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

THE INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                 SUBJECT TO COMPLETION, DATED DECEMBER 23, 2005
                             PRELIMINARY PROSPECTUS
                         COATES MOTORCYCLE COMPANY, LTD.
                        750,000 Units - Minimum Offering
                       2,000,000 Units - Maximum Offering
           EACH UNIT CONSISTING OF TWO SHARES OF COMMON STOCK AND ONE
            REDEEMABLE WARRANT TO PURCHASE ONE SHARE OF COMMON STOCK

    This is the initial public offering of our securities. No public trading market currently exists for our units, common stock or warrants. We are offering 750,000 minimum units and up to 2,000,000 maximum units on a best efforts basis. Each unit consists of two shares of our common stock and one warrant which we will offer for sale at the price of $10.25 per unit. All proceeds from the sale of our units will be deposited into an escrow account with HSBC Bank USA, 452 Fifth Avenue, New York, New York, until we have either sold the minimum 750,000 units or our offering has terminated. Our offering will terminate 90 days after this prospectus is effective, unless we extend the offering for an additional 90 days. If we have not sold at least the minimum 750,000 units and deposited into our escrow account investors' gross proceeds of $7,687,500 by our scheduled or extended offering termination date, all proceeds held in escrow shall be promptly returned to investors without interest. Once we have sold the minimum 750,000 units we will release all proceeds from escrow and conduct an initial closing. We will continue to hold further closings on the units sold in excess of the first 750,000 minimum units until our offering terminates. Each warrant entitles its holder to purchase one share of our common stock at the exercise price of $6.00 at any time after our common shares and warrants begin to trade separately during the five year period after the effective date of this prospectus. Our common shares and the warrants included in our Units will begin to trade separately upon the final closing of our offering. Our warrants will only be exercisable if we have an effective registration statement covering the common shares underlying our warrants. We can not assure investors that we will have an effective registration statement in effect at the time they seek to exercise their warrants. Starting six months after this offering becomes effective and provided we have registered the underlying common shares or utilized our best efforts to do so, we will be able to redeem our warrants at the price of $.25 each, by giving their holders at least 30 days' notice, if, at any time after the closing price of our common stock on the stock exchange where it is traded is no less then $10 per share for 20 consecutive trading days. We have applied to list our common stock and warrants for trading on the American Stock Exchange. Baird, Patrick and Co., Inc. of New York, New York, has agreed to act as the underwriter of our offering on a "best efforts" basis. This means that the underwriter has not committed to buy any of our units but shall use its best efforts to sell our units for us.


PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER ALL OF THE FACTORS SET FORTH IN "RISK FACTORS" COMMENCING ON PAGE 12 OF THIS PROSPECTUS.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

----------------------------------       ----------------         ----------------         ----------------
                                                                      SELLING             GROSS PROCEEDS TO
                                         PRICE TO PUBLIC            COMMISSIONS(1)       US BEFORE EXPENSES (2)
----------------------------------       ----------------         ----------------         ----------------
  Per Unit                               $          10.25         $           1.23         $           9.02
----------------------------------       ----------------         ----------------         ----------------
  750,000 Units Minimum Offering         $      7,687,500 (3)     $        922,500         $      6,765,000
----------------------------------       ----------------         ----------------         ----------------
  Per Unit
  1,250,000 Balance of Units
  in the Offering                        $          10.25         $         0.7134         $         9.5366
----------------------------------       ----------------         ----------------         ----------------
  2,000,000 Units Maximum Offering       $     20,500,000         $      1,814,250         $     18,685,750
                                                                  ----------------         ----------------

(1) We have agreed to pay selling commissions to Baird, Patrick & Co., Inc., our underwriter, equal to 10% for sales of our minimum 750,000 units, plus a 2% non-accountable expense allowance, and 6% for sales of the 1,250,000 balance of our units in our offering, plus a 0.96% non-accountable expense allowance.
(2) Before deducting offering expenses estimated to be $427,310.
(3) All proceeds received in the offering will be held in escrow at HSBC Bank USA, 452 Fifth Avenue, New York, New York, until all of the minimum 750,000 units are sold, at which time we will conduct a closing and release the proceeds from escrow. In the event we have not sold the minimum 750,000 units and deposited gross proceeds of $7,687,500 into escrow before the offering terminates, we will promptly return all proceeds to investors, without interest. The offering shall terminate 90 days following the effectiveness of this prospectus unless we extend the offering for an additional 90 days. Following the closing of the sale of the minimum 750,000 units, we will continue our offering up to the maximum 2,000,000 units or until the offering terminates.

Prospectus dated                   , 2006


                  BAIRD, PATRICK & CO., INC.

                     PAGE TWO: FOLD-OUT PAGE OF PROSPECTUS:

--------------------------------------------------------------------------------
PICTURE OF TWO MOTORCYCLE ENGINE                    PICTURE OF COATES COMPLETED
   CYLINDER HEADS FITTED WITH                         MOTORCYCLE WITH CAPTION,
 COATES SPHERICAL ROTARY VALVES                      "1ST COMPLETED MOTORCYCLE"
          WITH CAPTION,
       "MOTOR CSRV ENGINE"

--------------------------------------------------------------------------------
     PICTURE OF FOUR COATES                         PICTURE OF COATES SPHERICAL
     SPHERICAL ROTARY VALVES                           ROTARY VALVE ENGINE IN
     ON TABLE WITH CAPTION,                            MOTORCYCLE FRAME WITH
      "VALVES CSRV ENGINE"                           CAPTION, "ENGINE IN FRAME"

                    PAGE THREE: FOLD-OUT PAGE OF PROSPECTUS:

     FULL PAGE PHOTOGRAPH OF COATES MOTORCYCLE COMPANY PROTOTYPE MOTORCYCLE

                                TABLE OF CONTENTS
                                  HEADING PAGE
                                                                        Page
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
Prospectus Summary                                                        8
-------------------------------------------------------------------------------
Risk Factors                                                              12
-------------------------------------------------------------------------------
Note Regarding Forward-Looking Statements                                 18
-------------------------------------------------------------------------------
Use of Proceeds                                                           19
-------------------------------------------------------------------------------
Dividend Policy                                                           22
-------------------------------------------------------------------------------
Capitalization                                                            23
-------------------------------------------------------------------------------
Dilution                                                                  24
-------------------------------------------------------------------------------
Plan of Operations                                                        25
-------------------------------------------------------------------------------
Business                                                                  27
-------------------------------------------------------------------------------
Management                                                                33
-------------------------------------------------------------------------------
Related Party Transactions                                                37
-------------------------------------------------------------------------------
Security Ownership of Certain Beneficial Owners and Management            38
-------------------------------------------------------------------------------
Description of Securities                                                 41
-------------------------------------------------------------------------------
Shares Eligible for Future Sales                                          45
-------------------------------------------------------------------------------
Plan of Distribution                                                      47
-------------------------------------------------------------------------------
Legal Matters                                                             47
-------------------------------------------------------------------------------
Experts                                                                   49
-------------------------------------------------------------------------------
Where you can find more information                                       50
-------------------------------------------------------------------------------
Index to Financial Statements                                             51
-------------------------------------------------------------------------------

In this prospectus, the terms "Coates Motorcycle", "we", "us" and "our" refer to Coates Motorcycle Company, Ltd. unless otherwise specified. You should rely on the information contained in this prospectus. We have not authorized anyone to provide you with information different from the information contained in this prospectus. We are offering to sell our units, and seeking offers to buy our units, only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of when this is delivered or when any sale of our units occurs.

                               PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. It does not contain all of the information that is important to you. To understand this offering fully, you should read the entire prospectus carefully, including the risk factors and the financial statements and related notes to those statements included in this prospectus. References to "we", "us", "our" or "Coates Motorcycle" means Coates Motorcycle Company, Ltd. We were incorporated under the laws of the State of Delaware in July, 1995 and we reorganized the capital structure and changed the name of our Company to Coates Motorcycle Company, Ltd. by amending our Delaware certificate of incorporation in March, 2003.

OUR BUSINESS


We are an early-stage company focused on manufacturing, sublicensing and franchising heavy cruiser motorcycles with engines equipped with the Coates Spherical Rotary Valve System, or CSRV System. During the first quarter of 2003, we began active operations as an independent subsidiary of Coates International, Ltd., an SEC reporting technology development company, to further commercialize our heavy motorcycles. We have built and designed three prototype, heavy cruiser motorcycles using this CSRV System. The combustion cylinders' capacity of a motorcycle's engine is measured in cubic centimeters or "cc's", with those exceeding 1600 cc's characterized as "heavy cruiser motorcycles." Our heavy cruiser motorcycles have a cylinder capacity of 1600 cc's. Our prototype cruiser motorcycles have undergone initial emissions tests in June, 2003 and they have been in continuous testing since May, 2005. Our prototype motorcycle must pass emissions tests of the U.S. Environmental Protection Agency (the "EPA") before we can sell them in the market. Initially, we must pass the EPA emission tests applicable through 2005, which requires that our motorcycle successfully pass a 15,000 kilometer durability test while maintaining acceptable emissions standards. Based upon our motorcycle's initial emissions results, the EPA reduced the 2005 durability testing requirement of 15,000 kilometers to 4,000 kilometers. Our motorcycle is currently undergoing this test and we expect completion before January 31, 2006. In order to sell our motorcycles during the period January 1, 2006 through December 31, 2008, our motorcycle must pass more stringent EPA emissions standards that will include meeting these emissions standards over an 15,000 kilometer durability period once we complete the 4,000 kilometer 2005 tests. We expect our motorcycle to commence the 15,000 kilometer durability emissions tests applicable for 2006 - 2008 during the first quarter of 2006. Compliance and Research Services, Inc., an independent EPA testing facility in Plainfield, New Jersey, is supervising tests on our motorcycles. See "Business" below.


Traditional poppet valve combustion engines use many moving parts to operate the poppet valve system, which includes parts such as the return springs, cam shafts, cam followers, push rods, rocker arms and rocker shafts. Oil must be constantly sprayed on these moving parts in order to cool and lubricate them and thereby facilitate their mechanical movements. The moving parts require energy to operate, wasting energy and reducing the "thermal efficiency" of the engine. As a result, the poppet valve engine increases emissions, increases fuel use, reduces power output and requires mandatory periodic adjustment.


The CSRV System replaces the poppet valves, including the moving parts these valves require to operate. The reduced number of moving parts eliminates the need for oil spray to cool and lubricate the moving parts. The CSRV System replaces the poppet valve and its many moving parts with two moving parts which do not require oil lubrication: one set of spherical rotary valves on a shaft for inlet and another set for exhaust. Internal testing and modification of the CSRV System by its inventor, George J. Coates, over the past twelve years and our internal tests of our motorcycle engines provide the basis for our belief that these rotary valves consume less fuel, reduce the emission of pollutants and increase the power output and thermal efficiency of the engine.

We hope to be a participant in the worldwide market for motorcycles which produced over $32 billion in sales for more than 100 million vehicles in calendar year 2002. The Freedonia Group Report estimates that this market will grow to over $46 billion and increase to almost 130 million vehicles by 2007. We believe that our new heavy cruiser motorcycles utilizing the CSRV System in their engines will be able to compete with other similar heavy cruiser motorcycles currently available in the market.


OUR STRATEGY

Our business plan is comprised of four operational and marketing goals:

o We plan to manufacture, assemble and sell our heavy cruiser motorcycle to customers from our New Jersey facility, focusing on customers located in the Eastern United States.


o We intend to offer sublicenses for our CSRV motorcycle technology, including the sublicense to use the CSRV valve seals, to original equipment manufacturers.

o We intend to establish a marketing program by establishing relationships with existing dealerships to sell our heavy cruiser motorcycle engines, incorporating the CSRV System to the road and racing market as well as in the retrofit after-market.

OUR OFFICES

Our principal offices are located at c/o Coates International, Ltd. 2100 Highway #34 & Ridgewood Road, Wall Township, New Jersey 07719, (732) 449-7717.

                                  THE OFFERING

Securities offered by us. . . . . . . . . . . . . . . Minimum 750,000 units
                                                      Maximum 2,000,000 units.
                                                      Each unit consists of
                                                      two shares of common
                                                      stock and one warrant.
                                                      Our common shares and
                                                      warrants will trade
                                                      separately.
Terms of Warrants.....................................Each Warrant entitles the holder to acquire one
                                                      share of Common Stock at
                                                      an exercise price of
                                                      $6 per share anytime after
                                                      our shares and warrants
                                                      begin to trade separately
                                                      during the 5 year period
                                                      following the effective
                                                      date of this prospectus.
                                                      Our warrants will only be
                                                      exercisable if we have an
                                                      effective registration
                                                      statement covering the
                                                      common shares underlying
                                                      our warrants. We cannot
                                                      assure investors that we
                                                      will have an effective
                                                      registration statement in
                                                      effect at the time they
                                                      seek to exercise their
                                                      warrants. Starting six
                                                      months after this offering
                                                      becomes effective, we will
                                                      be able to redeem our
                                                      warrants at the price of
                                                      $.25 each, by giving their
                                                      holders at least 30 days'
                                                      notice, if, at any time
                                                      after the closing price of
                                                      our common stock on the
                                                      stock exchange where it is
                                                      traded is no less then $10
                                                      per share for 20
                                                      consecutive trading days.
                                                      See "Description of
                                                      Securities."

Securities outstanding Prior to the Offering (1)

     Common Stock (2)...............................12,073,000 shares.

     Series A Preferred Stock.......................   468,118 shares.

Securities Outstanding After the Offering

     Common Stock (2)...............................14,323,000 shares with
     Minimum 750,000 Units Sold                        the warrants exercised.

     Common Stock (2)..                              18,073,000 shares with
     Maximum 2,000,000 Units Sold                    the warrants exercised.

     Series A Preferred Stock........................468,118 shares.

Use of proceeds..................................... The proceeds of this offering will be used for
                                                     obtaining office and
                                                     warehouse space; obtaining
                                                     component parts to
                                                     assemble our
                                                     motorcycles; to
                                                     implement our strategic
                                                     marketing and
                                                     commercialization plan;
                                                     to recruit and hire
                                                     additional employees; and
                                                     for working capital and
                                                     general corporate
                                                     purposes.

Risk Factors.....................................    Investors should read
and
                                                     consider         the
                                                     information      set
                                                     forth  in the  "Risk
                                                     Factors"     section
                                                     beginning at page 12
                                                     of  this  prospectus
                                                     before  investing in
                                                     this offering

American Stock Exchange symbols, Common Stock . . . .  CJF
                                     Warrants . . . .  CJF.WS

(1) The information above excludes 100,000 shares subject to outstanding warrants issued to a consultant and 375,000 shares subject to outstanding stock options which are not currently exercisable. See "Stock Options" below.

(2) The information above also excludes 93,624 common shares into which all the outstanding 468,118 Series A Senior Convertible Preferred Stock may be presently converted.

Unless we tell you otherwise, the information in this prospectus reflects the automatic dividend of 1,500,000 shares of our common stock by Coates International to its stockholders on a one-for-approximately 29.871 basis upon the closing of the minimum 750,000 Units of our offering and even if we continue the offering after our initial closing until termination. Purchasers of our Units will not receive this stock dividend.


Our principal executive offices are located at 2100 Highway #34 & Ridgewood Road, Wall Township, New Jersey 07719. Our telephone number is (732) 449-7717.

                          SUMMARY FINANCIAL INFORMATION


                                               PERIOD FROM                                   FOR THE  NINE
                                         COMMENCEMENT OF BUSINESS     FOR THE FISCAL         MONTHS ENDED
                                        OPERATIONS (MARCH 18, 2003)    YEAR ENDED            SEPTEMBER 30,2005
                                        THROUGH SEPTEMBER 30, 2005   DECEMBER 31, 2004       (UNAUDITED)
                                         -------------------------   ------------------      -------------------
  STATEMENTS OF OPERATIONS DATA:
Revenues .........................         $            --          $            --          $            --
Operating expenses ...............               1,514,953                  344,249                  820,551
Loss from operation ..............              (1,514,953)                (344,249)                (820,551)
Interest income ..................                     117                        5                        7
Interest expense .................                 (23,240)                 (23,240)                       0
Net income (loss) ................              (1,484,997)                (367,484)                (794,244)
Basic net income (loss) per share                    (0.15)                   (0.03)                   (0.07)
Shares used in calculating basic
 net income (loss) per share .....               9,607,930               10,835,929               12,048,000



The following table sets forth summary financial data derived from our financial statements. This data should be read in conjunction with our financial statements, related notes and other financial information included in this prospectus.

BALANCE SHEET DATA               AS OF DECEMBER 31,2003  AS OF DECEMBER 31, 2004   AS OF SEPTEMBER 30,
                                                                                         2005
                                                                                      (UNAUDITED)
                                    ---------------         ---------------         ---------------
ACTUAL:
Total Assets: .............         $       212,926         $       383,384         $       516,988
Total Liabilities: ........         $       181,380         $       224,425         $       583,967
---------------------------         ---------------         ---------------         ---------------
Total Stockholders' Equity:         $        31,546         $       158,959                ($66,979)

                                  RISK FACTORS

Any investment in our securities involves a high degree of risk. You should consider carefully the following information about these risks, together with the other information contained in this prospectus, before you decide to buy our securities. If any of the following risks actually occurs, our business, results of operations and financial condition would likely suffer. In these circumstances, you might lose all or part of the money you paid to buy our securities.

RISKS RELATED TO OUR BUSINESS

YOU MAY LOSE YOUR ENTIRE INVESTMENT IN OUR SECURITIES .

An investment in our securities is highly speculative and may result in the loss of your entire investment. Only potential investors who are experienced investors in high risk investments and who can afford to lose their entire investment should consider an investment in us.

WE ARE AN EARLY STAGE COMPANY THAT HAS A LIMITED OPERATING HISTORY AND NO SIGNIFICANT MANUFACTURING, ASSEMBLY, MARKETING OR SALES EXPERIENCE; IF WE CAN NOT SUCCESSFULLY OPERATE OUR BUSINESS YOU COULD LOSE YOUR ENTIRE INVESTMENT.

We were incorporated in March 1995 and commenced business operations in March of 2003. Accordingly, we have a limited operating history and although we have designed, and constructed three operational prototype motorcycles incorporating our CSRV System, we do not have any significant motorcycle manufacturing, assembly, marketing or sales experience upon which investors may evaluate our business plan and prospects. You should evaluate the likelihood of financial and operational success in light of the significant uncertainties and complexities present in an early-stage company, many of which are beyond our control, including, without limitation:

o our potential inability to manufacture, distribute, market and sell our product; and

o the significant investment required to achieve our commercialization, marketing and sales objectives.

Our operations have been limited to organizing and staffing our company and acquiring, securing and developing the CSRV System. These operations provide a limited basis for you to assess our ability to commercialize our product candidate and the advisability of investing in us.

WE CONTINUE TO SUFFER FINANCIAL LOSSES IN OUR BUSINESS AND YOU MAY NEVER REALIZE ANY RETURN ON YOUR INVESTMENT IF WE CONTINUE TO SUFFER LOSSES.


Since we began operations in March, 2003, we have and may continue to suffer financial losses. We have incurred substantial substantial operating losses since our inception, which has resulted in an accumulated deficit of approximately $1,484,997 as of September 30, 2005. We have financed our operations primarily through loans from related parties and from our directors. Our expense levels are high and our revenues are difficult to predict. We anticipate incurring additional losses until we achieve revenues either through the sale of our motorcycle product or through licensing of our technology. See "Financial Statements" in this prospectus below.


WE MAY NEVER ACHIEVE OR SUSTAIN PROFITABILITY AND YOU MAY LOSE YOUR ENTIRE INVESTMENT.

We have never been profitable and we may not achieve profitability in the foreseeable future, if at all. Our ability to earn profits in the future will depend upon a number of factors, including, without limitation:

o start-up costs relating to the assembly, sale and marketing of our heavy cruiser motorcycle;

o     general and administrative costs relating to our operations; and

o     the ability of our heavy cruiser motorcycle to compete in the marketplace.

There is no assurance that we will be able to operate profitably in the future. Because we will ultimately need to operate profitably or sell our operations, our failure to generate profits from operations could harm our ability to continue operations in the long term.

WE INTEND TO MANUFACTURE, ASSEMBLE AND SELL ONE PRODUCT, OUR HEAVY CRUISER MOTORCYCLE, AND MARKET SUBLICENSES FOR OUR CSRV SYSTEM TECHNOLOGY; IF WE ARE NOT SUCCESSFUL WITH THIS PRODUCT OR OUR SUBLICENSE MARKETING EFFORTS, WE WILL HAVE NO OTHER PRODUCTS OR TECHNOLOGY TO SELL AND OUR BUSINESS WILL FAIL.

If our heavy cruiser motorcycle is not successfully commercialized or our CSRV System technology successfully marketed, we may not reach profitability and you may lose your entire investment. We have concentrated our efforts primarily on the development of our heavy cruiser motorcycle and accessories. We will be dependent to a significant extent upon acceptance of this product to generate additional revenues. We cannot assure you that our heavy cruiser motorcycle and accessories will be successfully commercialized. We cannot assure you that our competitors will not succeed in developing or marketing technologies and products that are more commercially attractive than our heavy cruiser motorcycle and our CSRV System. See "Plan of Operations" below.

THE COST OF OUR HEAVY CRUISER MOTORCYCLES MAY DETER SALES AND OUR SUBLICENSE MARKETING EFFORTS MAY NOT SUCCEED, WE MAY NOT REACH PROFITABILITY AND YOU MAY LOSE YOUR ENTIRE INVESTMENT.

Our heavy cruiser motorcycles may not be competitively priced compared to retail prices for conventional motorcycles. We expect to sell our heavy cruiser motorcycles at prices between $20,000 and $25,000, a range significantly higher than for conventional heavy cruiser motorcycles. This significant difference in pricing may deter potential purchasers from buying our motorcycles. Motorcycle manufacturers and engine assemblers may decide that the cost of a sublicense for our CSRV System technology is not necessary or too expensive. The higher cost of the product may deter sales, sublicenses may not be sold, we may not reach profitability and you may lose your entire investment.

We have a limited manufacturing history with our heavy cruiser motorcycles. In order to be successful, we will need to manufacture and assemble a large number of our motorcycles and succeed in selling sublicenses for our technology. If we cannot scale up our production or hire and train sufficient personnel, we will not be able to sell the quantity of motorcycles necessary to sustain our business and you could lose your investment.

We have limited experience with the manufacture and assembly of our heavy cruiser motorcycle in the volumes that will be necessary for use to generate significant revenues from the sale of our motorcycles. We may encounter difficulties in scaling up our production or in hiring and training additional personnel to manufacture our motorcycles. Interruptions in supply or other production problems could prevent us from achieving our production schedule. See "Business" below.


WE MAY EXPERIENCE PRODUCT RECALLS AND PRODUCT LIABILITY. IF PRODUCT LIABILITY CLAIMS EXCEED OUR INSURANCE POLICY LIMITS WE WOULD BE FORCED TO SELL SOME OR ALL OF OUR ASSETS, IN WHICH CASE YOU COULD LOSE YOUR INVESTMENT. WE HAVE NOT YET OBTAINED ANY PRODUCT LIABILITY INSURANCE.


Any of our products may be subject to recall for unforeseen reasons. Our CSRV System technology in our motorcycle engines is largely untested. As a result, we face a risk of exposure to product liability, errors and omissions or other claims in the event that the use of our heavy cruiser motorcycles, accessories or other future potential products is alleged to have resulted in injury and there can be no assurance that we will avoid significant liability.

We do not currently maintain product liability insurance. We anticipate purchasing and obtaining product liability insurance covering our heavy cruiser motorcycles in the approximate amount of $10,000,000 with the proceeds from this offering. Our heavy cruiser motorcycles are intended to be high performance units. As a result they will be subject to stresses which may increase our product liability risks. If one or more accidents occur and we are sued, our proposed $10,000,000 product liability insurance coverage may not be sufficient to cover and pay for all such claims. In the event we were found liable for such claims and we did not have sufficient product liability insurance to cover all of such claims, our liability could wipe out our total assets.


OUR HEAVY CRUISER MOTORCYCLE WILL COMPETE FOR CUSTOMERS AGAINST WELL KNOWN MOTORCYCLES IN THE MARKET. IF WE CANNOT ATTRACT THESE CUSTOMERS TO BUY OUR MOTORCYCLE, WE MAY NOT BE ABLE TO SELL A SUFFICIENT NUMBER OF OUR MOTORCYCLES IN WHICH CASE WE WOULD SUFFER OPERATING LOSSES AND MAY NOT BE ABLE TO ACHIEVE EARNINGS AND YOU COULD LOSE YOUR INVESTMENt.

We will have to compete in the areas of price and performance with heavy cruiser motorcycle products already well-established in the marketplace. The high-performance motorcycle domestic market is intensely competitive, currently dominated by Harley Davidson. In addition, expected competition in the heavy motorcycle market may also come from such recognizable brands as BMW, Honda, Suzuki, Kawasaki and Yamaha. The U.S. motorcycle market is characterized by frequent introductions of new or enhanced motorcycles, price competition, continued emergence of new industry standards, and regulatory developments. All of our potential competitors have well-established and long operating histories, substantially greater financial, technical, sales, marketing and other resources, as well as greater name recognition and an established customer base. As a result, these competitors may be able to devote much greater resources to the development, promotion, sale and support of their motorcycle products than we will be able to devote. Competitors with an established customer base will have a competitive advantage over us when selling their heavy motorcycle products to such customers. We may not be able to successfully market and sell our heavy cruiser motorcycle product and successfully compete for customers in our market. See "Competition" below.

OUR MOTORCYCLE PRODUCT MUST UNDERGO EXTENSIVE EMISSIONS AND SAFETY TESTS. WHILE OUR PROTOTYPE MOTORCYCLES HAVE PASSED INITIAL EMISSIONS AND SAFETY TESTS TO DATE UNDER THE 2005 ENVIRONMENTAL PROTECTION AGENCY ("EPA") STANDARDS, WE CANNOT PROVIDE INVESTORS ANY ASSURANCES THAT OUR FINAL COMMERCIAL MOTORCYCLES WILL SUCCESSFULLY PASS ALL OF THESE CONTINUING TESTS UNDER THE 2005 EPA STANDARDS OR UNDER THE 2006-2008 EPA STANDARDS. IF OUR MOTORCYCLE PRODUCT FAILS TO PASS ANY OF THESE APPLICABLE AND CONTINUING TESTS WE MAY NOT BE ABLE TO DISTRIBUTE, MARKET OR SELL OUR PRODUCT.

Federal, state and local authorities have various environmental control requirements relating to air, water and noise pollution that will impact our business and operations. We will endeavor to ensure that our facilities and motorcycle products will comply with all applicable environmental regulations and standards. We can give no assurances to investors that our motorcycles will comply with any of these environmental and safety laws, rules and regulations, in which case we may not be able to distribute, market or sell our product.

Our motorcycles will be subject to certification by the EPA for compliance with applicable emissions and noise standards and, if sold in California, they will be subject to the State of California Air Resources Board and its more stringent emissions standards. In addition to regulation by the United States, emission standards are becoming universally more rigorous and we will need to continue to incur development and production costs related to motorcycle emissions and noise for the foreseeable future.


Our prototype cruiser motorcycles have undergone initial emissions tests in June, 2003 and they have been in continuous testing since May, 2005. Our prototype motorcycle must pass emissions tests of the EPA before we can sell them in the market. Initially, we must pass the EPA emission tests applicable through 2005, which requires that our motorcycle successfully pass a 15,000 kilometer durability test while maintaining acceptable emissions standards. Based upon our motorcycle's initial emissions results, the EPA reduced the 2005 durability testing requirement of 15,000 kilometers to 4,000 kilometers. Our motorcycle is currently undergoing this test and we expect completion before January 31, 2006. In order to sell our motorcycles during the period January 1, 2006 through December 31, 2008, our motorcycle must pass more stringent EPA emissions standards that will include meeting these emissions standards over an 11,000 kilometers durability period once we complete the 4,000 kilometers 2005 tests. We expect our motorcycle to commence the 15,000 kilometers durability emissions tests applicable for 2006 - 2008 during the first quarter of 2006. Compliance and Research Services, Inc., an independent EPA testing facility in Plainfield, New Jersey, is supervising tests on our motorcycles. See "Business" below.

As an anticipated manufacturer of motorcycle products, we will be subject to the National Traffic and Motor Vehicle Safety Act, which is administered by the National Highway Traffic Safety Administration ("NHTSA"). On our behalf, Compliance and Research Services, Inc., the independent EPA testing facility will have to certify to NHTSA that our motorcycle products comply fully with all applicable federal motor vehicle safety standards and related regulations.


To the extent the laws change, or if we introduce new products in the future, some or all of our motorcycle products may not comply with applicable federal, state or local laws. Compliance could be burdensome, time consuming, and expensive. See, "Government Regulations" below.

IF OUR LICENSE AND SUBLICENSE RIGHTS ARE TERMINATED, OR IF THE INTELLECTUAL PROPERTY RIGHTS RELATING TO THE CSRV SYSTEM CANNOT BE PROTECTED, WE MAY NOT BE ABLE TO MANUFACTURE AND SELL OUR PRODUCT.

We rely on patent and technology licenses and sublicenses from The Coates Trust, George Coates, Gregory Coates and Coates International, Ltd. relating to the CSRV System. If such licenses and sublicenses are terminated, we may not be able to manufacture and sell our product. The patents licensed to us include both design patents and utility patents and pending applications (including provisional applications) that have not yet been issued. We cannot assure you that the intellectual property (including patents) licensed to us will not be challenged, invalidated or circumvented, or that the rights granted under such licensed patents or other intellectual property will provide competitive advantages to us.

We also rely on trade secrets and new technologies to maintain our competitive position. Although we have entered into confidentiality agreements with our employees and consultants, we cannot be certain the others will not gain access to these trade secrets. Others may independently develop substantially equivalent proprietary information and techniques or otherwise gain access to our trade secrets. See "Strategic Agreements" below.


WE CANNOT ASSURE YOU THAT THE RIGHTS GRANTED UNDER OUR LICENSE PATENTS OR OTHER INTELLECTUAL PROPERTY WILL PROVIDE COMPETITIVE ADVANTAGES TO US.

We have received the worldwide rights to use the Coates Spherical Rotary Valve in motorcycle applications by virtue of the patents licensed to us by the Coates Family and by our affiliate, Coates International, Ltd. Even though we believe that the Coates CSRV System will prove to be a clear enhancement of the poppet valve, combustion motorcycle engine, we have not yet proven any enhancement by independent testing. Accordingly, investors should be aware that they will be investing in new and untested technology which may not prove to be advantageous in areas of fuel economy, emissions or durability over existing poppet valve motorcycle engines. If our new technology, the CSRV System, does not establish any such advantages through independent testing, we will not be able to make any claims that our technology is superior to the current poppet valve motorcycle engine, in which events we may not be able to sell our motorcycles with the new CSRV System engines and you could lose your entire investment.


WE MAY BE EXPOSED TO LIABILITY FOR INFRINGING INTELLECTUAL PROPERTY RIGHTS OF OTHER COMPANIES THE COST OF WHICH COULD DECREASE THE VALUE OF YOUR INVESTMENT.

Our success will, in part, depend on our ability to obtain additional trademarks and patents and to operate without infringing on the proprietary rights of others. We may not be able to do this successfully. Although we have conducted searches and are not aware of any patents and trademarks which our products or their use might infringe, we can not be certain that infringement has not or will not occur. We could incur substantial costs in defending any patent or trademark infringement suits or in asserting any patent or trademark rights against another party.

WE HAVE NOT PERFORMED ANY MOTORCYCLE MARKET STUDIES AND IF OUR MOTORCYCLES CAN NOT ATTRACT CUSTOMERS WE WOULD CONTINUE TO SUFFER LOSSES AND YOU COULD LOSE YOUR ENTIRE INVESTMENT.

We have not performed any motorcycle market studies to determine whether our motorcycle product will be accepted in the marketplace. Investors should be aware that we cannot provide any assurances that we will be able to successfully sell our motorcycle product in any marketplace.

MANAGEMENT RISK FACTORS

THE COATES FAMILY WILL HAVE THE ABILITY TO INFLUENCE OUR AFFAIRS WHICH MAY NOT BE IN THE BEST INTERESTS OF OUR COMPANY AND SHAREHOLDERS.

George J. Coates and Gregory G. Coates collectively own approximately 83.5% of the shares of Coates International. Coates International currently owns 3,558,000 shares of our common stock and 362,200 shares of our preferred stock convertible into 72,440 shares of our common stock. We issued Coates International the 3,558,000 common shares as consideration for an exclusive sublicense, covering the patent and technology rights over the CSRV System in North America, South America and Central America. We issued the preferred shares to Coates International as a payment in satisfaction of our approximate $362,200 debt obligation to it. This aggregate 3,630,440 of our shares (assuming the conversion of the preferred stock) currently represents approximately 30% of our outstanding shares and will be reduced to approximately 15% if we succeed in placing all 750,000 minimum units and Coates International distributes 1,500,000 shares it owns of our common stock as a dividend, and to approximately 12% if we succeed in selling all 2,000,000 units in our offering and Coates International completes its dividend distribution of 1,500,000 of our shares to its shareholders. As long as Coates International owns a significant minority ownership interest in our shares, the Coates family will be able to exert influence over our affairs which may not be in the best interests of our Company and shareholders.

THE INDEPENDENT TRUSTEE OF THE COATES FAMILY VOTING TRUST WILL HAVE THE VOTING POWER TO CONTROL OUR AFFAIRS AND MAY MAKE DECISIONS THAT COULD NOT BENEFIT ALL SHAREHOLDERS EQUALLY.

We issued 2,500,000 initial shares of our common stock to members of the Coates family in exchange for a non-exclusive license and an additional 5,924,000 shares of our common stock for the exclusive license, covering their patent and technology rights over the CSRV System in the rest of the world not covered by our sublicense with Coates International. The aggregate 8,431,500 shares owned by the Coates family were transferred on February 15, 2005 to the Coates Family Voting Trust whose independent trustee controls the voting power over these shares. Accordingly, the Coates Family Voting Trust's shares currently represent approximately 70% of our outstanding shares and will be reduced to approximately 61% if we succeed in placing all 750,000 minimum units, and to approximately 52% if we succeed in selling all 2,000,000 units in our offering. As long as the Coates Family Voting Trust owns a majority of our shares, the independent trustee will be able to exercise control over our matters and the election of members to our Board of Directors. In exercising its control over our business and corporate affairs, the independent trustee of the Coates Family Voting Trust may make decisions or take actions that would not necessarily benefit all shareholders equally. See "Security Ownership of Certain Beneficial Owners and Management" below.

OFFERING RISK FACTORS

IF WE DO NOT MAINTAIN AN EFFECTIVE REGISTRATION STATEMENT COVERING THE SHARES UNDERLYING THE WARRANTS OFFERED IN OUR UNITS, OR COMPLY WITH APPLICABLE STATE SECURITIES LAWS, YOU MAY NOT BE ABLE TO EXERCISE THE WARRANT.


In order for you to exercise the warrants, the shares of common stock underlying them must be covered by an effective registration statement and, if the issuance of shares is not exempt under state securities laws, must be properly registered with state securities regulators. We will be able to redeem our warrants at the price of $.25 per warrant starting six months after this offering becomes effective by giving their holders at least 30 days' notice, if at any time after the closing the price of our common stock on the stock exchange where it is traded is no less then $10 per share for 20 consecutive trading days. In such event, we plan to file the appropriate registration statement to register the common shares underlying all of the outstanding warrants no later that 30 days following the 20th consecutive trading day that our common stock traded at a price higher than $10 per share and at which time our right to redeem our warrants commences. At present, we plan to use our best efforts to prepare and file the appropriate registration statement to register the common shares underlying our redeemable outstanding warrants under the Securities Act and. to the extent that the underlying shares do not qualify for one or more exemptions under state securities laws, we intend to register the shares with the relevant authorities. We intend to maintain an effective registration statement under the Securities Act for at least six (6) months from the date of effectiveness, during which period we will not exercise our rights to redeem any of the outstanding warrants. We will provide written notice to all warrantholders of record of the effectiveness of our registration statement. However, we cannot assure that state exemptions will be available, the state authorities will permit us to register the underlying shares, or that an effective registration statement will be in place at all relevant time(s). These factors may limit your ability to exercise the warrants and lower the prices that can be obtained from reselling the warrants. We will be able to exercise our rights to redeem our warrants following the six month period of the effectiveness of our registration statement, or, commencing six months following the date we file our registration statement and despite our best efforts, it is not declared effective under the Securities Act or under any applicable state registration law, or there are not available state exemptions. We have agreed to prepare, file and maintain the effectiveness of a registration statement, registering the common shares underlying our outstanding warrants only once.

THE WARRANTS MAY BE REDEEMED ON SHORT NOTICE AND A CURRENT PROSPECTUS OR EXEMPTION MAY NOT EXIST WHEN THE COMPANY GIVES YOU 30 DAYS NOTICE THAT IT WILL REDEEM YOUR WARRANTS.

Beginning six months from the effective date of the offering and provided we have registered the underlying common shares or utilized our best efforts to do so, we may redeem the warrants for $0.25 per warrant on 30 days notice at any time after the closing price for our stock, as reported on its principal trading market, has, for any twenty consecutive trading days, equaled or exceeded $10. If we give notice of redemption, you will be forced to sell or exercise your warrants or accept the redemption price. The notice of redemption could come at a time when, under your personal circumstances, it is not advisable or possible for you to exercise the warrants or a current prospectus or exemption does not exist for you to resell them. See "Our Warrants" below.


NO TRADING MARKET EXISTS AND MAY NEVER DEVELOP FOR OUR UNITS, COMMON STOCK OR WARRANTS AND YOU MAY NOT BE ABLE TO SELL OUR SECURITIES.


Neither our units, common shares or warrants are listed for trading on any stock exchange. Although we have applied to list our common stock and warrants for trading on the American Stock Exchange, we may not qualify for such listing. Investors, therefore, may be unable to sell their units, shares or warrants. Even if our common stock and warrants were to qualify for such listing and begin trading, we cannot provide any assurances that a stable and liquid trading market will develop for them, or if such a trading market were to develop, whether it could be sustained. You may not be able to sell your shares quickly or at the market price if trading in our units is not active.

YOU WILL EXPERIENCE IMMEDIATE AND SUBSTANTIAL DILUTION.


At September 30, 2005 we had a pro forma net tangible book value of ($66,979) or a ($.006) per outstanding share of the then outstanding common shares. Purchasers of our units will be paying an effective purchase price of $5.00 per share of common stock and will suffer an immediate substantial dilution based upon the difference between their per share purchase price and the adjusted per share net book value of the common stock after the offering of $4.53 per share, or 91%, in the event we sell the minimum 750,000 units, or $3.86 per share, or approximately 77%, in the event we sell the maximum 2,000,000 units in our offering. Furthermore, we have the right to issue additional common shares to employees, management, directors, advisors and consultants for services rendered and for other proper corporate purposes. In the event we issue additional common shares, your percentage ownership in us will be further reduced. In addition, such further stock issuances will reduce your voting power as a shareholder. See "Dilution" below.


FUTURE SALES OF OUR COMMON STOCK MAY DEPRESS OUR STOCK PRICE THEREBY DECREASING THE VALUE OF YOUR INVESTMENT.


The market price of our common stock could decline as a result of sales of substantial amounts of our common stock in the public market, or the perception that these sales could occur. In addition, these factors could make it more difficult for us to raise funds through future offerings of common stock. There will be an aggregate of 16,048,000 shares of common stock outstanding immediately after this offering if all the maximum 2,000,000 units are sold. All of the shares of common stock sold in the offering will be freely transferable without restriction or further registration under the Securities Act, except for any shares purchased by our "affiliates," as defined in Rule 144 of the Securities Act. The remaining 12, 048,000 shares of our common stock outstanding will be "restricted securities" as defined in Rule 144 but are currently eligible for sale pursuant to Rule 144.All of our current shareholders, however, have agreed not to sell any of their common shares under Rule 144 or otherwise during the six-month period following the termination of our offering. Following this "lock-up" period, these shares may be sold in the future without registration under the Securities Act to the extent permitted by Rule 144 or other exceptions under the Securities Act.


WE DO NOT INTEND TO PAY CASH DIVIDENDS ON OUR COMMON STOCK.

We intend to retain any future earnings to finance the growth and development of our business and we do not plan to pay cash dividends on our common stock in the foreseeable future.

                    NOTE REGARDING FORWARD-LOOKING STATEMENTS


This prospectus contains forward-looking statements based on our current expectations, assumptions, estimates and projections about us and our industry. Forward-looking statements relate to future events or to our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may," "should," "expect," "plan," "anticipate," "could," "believe," "estimate," "predict," "potential" or similar expressions. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including factors more fully described in the "Risk Factors" section and elsewhere in this prospectus. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future events or results. Subject to our obligation to update our disclosures in compliance with applicable federal securities laws, we undertake no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur.


                                 USE OF PROCEEDS

We will deposit into escrow all of the proceeds from the sale of our units until we have sold the minimum 750,000 units in this offering, at which time we will release the gross proceeds of $7,687,500 from escrow and conduct an initial closing. We will promptly return all proceeds to investors without interest if we do not sell all of the minimum 750,000 units before our offering terminates. Our offering will terminate 90 days after this prospectus becomes effective unless we extend the offering for an additional 90 days. Following the sale of the minimum 750,000 units, we will continue to offer units for sale until we have sold the maximum 2,000,000 units or until the offering terminates. Members of our management will not purchase any securities in our offering, whether to assist in reaching the minimum or otherwise.

 The following tables show how we estimate we will use the proceeds from our offering if we succeed in raising net proceeds of (1) the sale of all 2,000,000 units of our offering, (2) the sale of 1,500,000 units of our offering, (3) the sale of 1,000,000 units of our offering, and (4) the sale of the minimum 750,000 units of our offering. Investors should be aware that there is no assurance as to the amount to be raised in this offering beyond the minimum. We currently anticipate that we will use the net proceeds as follows:

I. Assuming the sale of 2,000,000 units, or 100% of our offering:

------------------------------------------------------------------------ ------------------------ --------------------
                                                                         AMOUNT                       PERCENTAGE
------------------------------------------------------------------------ ------------------------ --------------------
1.  Offering Costs                                                       $   427,310                     2.08%
------------------------------------------------------------------------ ------------------------ --------------------
2.  Sales Commission                                                       1,814,250                     8.85
------------------------------------------------------------------------ ------------------------ --------------------
3.  Product Assembly and Commercialization                                 6,400,000                    31.22
------------------------------------------------------------------------ ------------------------ --------------------
4.  Plant, Property and Equipment                                          3,700,000                    18.05
------------------------------------------------------------------------ ------------------------ --------------------
5.  General and Administrative                                             1,150,000                     5.61
------------------------------------------------------------------------ ------------------------ --------------------
6.  Officers Compensation (1)                                                300,000                     1.46
------------------------------------------------------------------------ ------------------------ --------------------
7.  Employee Medical Plan                                                     50,000                      .24
------------------------------------------------------------------------ ------------------------ --------------------
8.  Sales and Marketing                                                    1,000,000                     4.88
------------------------------------------------------------------------ ------------------------ --------------------
9.  Research and Development                                                 750,000                     3.66
------------------------------------------------------------------------ ------------------------ --------------------
10 Loan Repayment (2)                                                         375,000                    1.83
------------------------------------------------------------------------ ------------------------ --------------------
11. Product Liability and Other Insurance                                     50,000                      .24
------------------------------------------------------------------------ ------------------------ --------------------
12.  Working Capital and General Corporate  (3)                            4,483,440                    21.87
------------------------------------------------------------------------ ------------------------ --------------------

II. Assuming the sale of 1,500,000 units, or 75% of our offering:
------------------------------------------------------------------------ ------------------------ --------------------
                                                                         AMOUNT                       PERCENTAGE
------------------------------------------------------------------------ ------------------------ --------------------
1.  Offering Costs                                                       $   427,310                     2.78%
------------------------------------------------------------------------ ------------------------ --------------------
2.  Sales Commission                                                       1,457,550                     9.48
------------------------------------------------------------------------ ------------------------ --------------------
3.  Product Assembly and Commercialization                                 4,732,500                    30.78
------------------------------------------------------------------------ ------------------------ --------------------
4.  Plant, Property and Equipment                                          3,700,000                    24.07
------------------------------------------------------------------------ ------------------------ --------------------
5.  General and Administrative                                               900,000                     5.85
------------------------------------------------------------------------ ------------------------ --------------------
6.  Officers Compensation (1)                                                300,000                     1.95
------------------------------------------------------------------------ ------------------------ --------------------
7.  Employee Medical Plan                                                     50,000                      .33
------------------------------------------------------------------------ ------------------------ --------------------
8.  Sales and Marketing                                                      750,000                     4.88
------------------------------------------------------------------------ ------------------------ --------------------
9.  Research and Development                                                 500,000                     3.25
------------------------------------------------------------------------ ------------------------ --------------------
10. Loan Repayment (2)                                                       375,000                     2.44
------------------------------------------------------------------------ ------------------------ --------------------
11. Product Liability and Other Insurance                                     50,000                      .33
------------------------------------------------------------------------ ------------------------ --------------------
12 .  Working Capital and General Corporate  (3)                           2,132,640                    13.87
------------------------------------------------------------------------ ------------------------ --------------------

III. Assuming the sale of 1,000,000 units, or 50% of our offering:
------------------------------------------------------------------------ ------------------------ --------------------
                                                                         AMOUNT                       PERCENTAGE
------------------------------------------------------------------------ ------------------------ --------------------
1.  Offering Costs                                                       $   427,310                     4.17%
------------------------------------------------------------------------ ------------------------ --------------------
2.  Sales Commission                                                       1,100,850                    10.74
------------------------------------------------------------------------ ------------------------ --------------------
3.  Product Assembly and Commercialization                                 4,175,000                    40.73
------------------------------------------------------------------------ ------------------------ --------------------
4.  Plant, Property and Equipment                                            800,000                     7.80
------------------------------------------------------------------------ ------------------------ --------------------
5.  General and Administrative                                               350,000                     3.41
------------------------------------------------------------------------ ------------------------ --------------------
6.  Officers Compensation (1)                                                300,000                     2.93
------------------------------------------------------------------------ ------------------------ --------------------
7.  Employee Medical Plan                                                     50,000                      .49
------------------------------------------------------------------------ ------------------------ --------------------
8.  Sales and Marketing                                                      600,000                     5.85
------------------------------------------------------------------------ ------------------------ --------------------
9.  Research and Development                                                 150,000                     1.46
------------------------------------------------------------------------ ------------------------ --------------------
10. Loan Repayment (2)                                                       375,000                     3.66
------------------------------------------------------------------------ ------------------------ --------------------
11. Product Liability and Other Insurance                                     50,000                      .49
------------------------------------------------------------------------ ------------------------ --------------------
12. .  Working Capital and General Corporate  (3)                          1,871,840                    18.26
------------------------------------------------------------------------ ------------------------ --------------------

IV. Assuming the sale of the minimum 750,000 units, or 37.5% of our offering:


------------------------------------------------------------------------ ------------------------ --------------------
                                                                         AMOUNT                       PERCENTAGE
------------------------------------------------------------------------ ------------------------ --------------------
1.  Offering Costs                                                       $   427,310                     5.56%
------------------------------------------------------------------------ ------------------------ --------------------
2.  Sales Commission                                                         922,500                    12.00
------------------------------------------------------------------------ ------------------------ --------------------
3.  Product Assembly and Commercialization                                 2,220,000                    28.88
------------------------------------------------------------------------ ------------------------ --------------------
4.  Plant, Property and Equipment                                          1,000,000                    13.01
------------------------------------------------------------------------ ------------------------ --------------------
5.  General and Administrative                                               150,000                     1.95
------------------------------------------------------------------------ ------------------------ --------------------
6.  Officers Compensation (1)                                                300,000                     3.90
------------------------------------------------------------------------ ------------------------ --------------------
7.  Employee Medical Plan                                                     50,000                      .65
------------------------------------------------------------------------ ------------------------ --------------------
8.  Sales and Marketing                                                      400,000                      5.2
------------------------------------------------------------------------ ------------------------ --------------------
9.  Research and Development                                                 150,000                     1.95
------------------------------------------------------------------------ ------------------------ --------------------
10. Loan Repayment (2)                                                       375,000                     4.88
------------------------------------------------------------------------ ------------------------ --------------------
11. Product Liability and Other Insurance                                     50,000                      .65
------------------------------------------------------------------------ ------------------------ --------------------
12. .  Working Capital and General Corporate  (3)                          1,642,690                    21.37
------------------------------------------------------------------------ ------------------------ --------------------


(1) Includes employment salary of $150,000 and annual car allowance of $12,000 for Mark Goldsmith, our President, estimated annual salary of between $125,000 and $138,000, including an annual car allowance of $6,000 for our chief financial officer who we expect to hire upon the closing of our minimum offering. See "MANAGEMENT," below.

(2) Represents the aggregate outstanding principal balances of four loans but does not include accrued interest that we also intend to pay at the initial closing. Three of our directors have loaned us cash in the aggregate of $175,000 for which loans we issued corporate promissory notes, accruing interest at 5% per annum, that are due and payable at various times during calendar year 2006. In August, 2005, we borrowed an additional $200,000 from a director and issued a corporate promissory note, containing an interest rate of 10% per annum, which outstanding principal balance and accrued interest is due and payable on February 15, 2006.


(3) Included in the working capital figures above are proceeds we may use to purchase additional component parts for our product, to hire additional employees, to conduct our sales and marketing campaign and to further operate and grow our business. The timing and amount of our actual expenditures will be based on many factors, including cash flows from operations and the growth of our business.

Coates International and Dr. Paul DiLorenzo loaned us working capital funds over the last two years. Coates International loaned us approximately $345,000 which, together with accrued interest at the rate of 5% per annum or approximately $17,325 at December 31, 2004, represented an approximate debt of $362,200. The Coates International loan was a revolving term loan that was due on demand. Similarly, Dr. Paul DiLorenzo loaned us $100,000 in 2003, accruing interest at the rate of 5% per annum, which, at December 31, 2004, represented total outstanding principal and accrued interest of $105,918. The Dr. DiLorenzo note was due on or before October 18, 2004 and was not paid at that time. Coates International and Dr. DiLorenzo agreed to accept shares of our preferred stock in full payment and satisfaction of our debts at December 31, 2004. See "Preferred Stock" and "Financial Statements" below.


Until we use the net proceeds of this offering for the above purposes, we intend to invest funds in short-term investment grade, interest-bearing securities. We cannot predict whether the proceeds invested will yield a favorable return.


We believe that the net proceeds derived from the sale of the minimum 750,000 units of this offering will be sufficient to fund our operations and capital requirements for the next 12 months. Thereafter, if our marketing plans are not successful or we are unable to acquire customers for our motorcycle product in a cost-effective manner, we may need to raise additional funds. Further, we cannot assure you that such funds will not be expended earlier due to unanticipated changes in economic conditions or other circumstances that we cannot foresee. In the event our plans change or our assumptions change or prove to be inaccurate, we could be required to seek additional financing sooner than currently anticipated. Prior to expenditure, the net proceeds will be invested in short-term interest-bearing securities, money market funds or marketable securities.


DIVIDEND POLICY

We have never declared or paid any cash dividend on any of our securities. We intend to retain future earnings, if any, to finance our business operations. We do not expect to pay any cash dividends in the foreseeable future. Any future determination relating to our dividend policy will be made at the discretion of our board and will depend on a number of factors, including future earnings, capital requirements, financial conditions and future prospects and other factors the board may deem relevant.

CAPITALIZATION


The following table sets forth our capitalization as of September 30 , 2005:


o     On an actual basis;

o On a pro forma basis to reflect our sale of a minimum of 1,500,000 shares and a maximum of 4,000,000 shares of common stock in this offering, after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

You should read the following table in conjunction with the section captioned "Plan of Operation" of this prospectus and our financial statements and the notes to those included at the end of this prospectus.

                                                                                  As of SEPTEMBER 30, 2005
                                                                                     ACTUAL                          PRO FORMA
                                                                                  ------------     ------------     ------------
                                                                                       (in thousands, except per share data)
                                                                                                      MINIMUM         MAXIMUM
Stockholders' equity:

    Common stock,  $0.001 par value,  50,000,000 shares  authorized,12,048,000 shares  issued and  outstanding,  at SEPTEMBER 30, 2005,  and;50,000,000 shares authorized, 13,550,000 minimum, and 16,050,000 maximum shares
      issued and outstanding, pro forma; .....................................              12               14               16

    Preferred stock,  $0.001 par value,  10,000,000 shares  authorized, 468,118 shares issued and outstanding, actual; 468,118
      issued and outstanding, pro forma; .....................................               1                1                1

Additional paid-in capital ...................................................           2,209            8,545           20,463

Deferred compensation ........................................................            (804)            (804)            (804)

Accumulated deficit ..........................................................          (1,485)          (1,485)          (1,485)
                                                                                  ------------     ------------     ------------
     Total stockholders' equity (deficit) ....................................             (67)           6,271           18,191
                                                                                  ------------     ------------     ------------
       Total capitalization ..................................................             (67)           6,271           18,191
                                                                                  ============     ============     ============
                                                                                           (67)           6,271           18,191


The number of shares of common stock to be outstanding after this offering is based on the pro forma number of shares outstanding as of September 30, 2005 . This information excludes 100,000 shares issuable upon exercise of outstanding warrants issued to a consultant, and 375,000 shares issuable upon exercise of outstanding stock options not currently exercisable.

                                    DILUTION


Our net tangible book value as of September 30, 2005 was approximately ($66,979), or $.01 per share of common stock. Net tangible book value per share represents the amount of our total tangible assets reduced by the amount of our total liabilities, divided by 12,048,000 shares of common stock outstanding as of September 30,2005

"Dilution" per share to new investors in this offering represents the difference between the amount per share paid by new investors for a share of our common stock and the as adjusted, net tangible book value per common share immediately following our offering. Set forth below, we have provided information to new investors, assuming the successful sale of our units at various levels. In these calculations, we have counted two shares per unit but have not included any of the warrants included in the units.* Accordingly, after giving effect to the sale of 750,000 units, 1,000,000 units, 1,500,000 units and 2,000,000 units in our offering and the use of the net proceeds derived from their sale, the as adjusted, net tangible book value of our common stock at September 30, 2005 would have been $6,368,518 or $.46 per share at the 750,000 units sale level; $8,752,668 or $.62 per share at the 1,000,000 units sale level; $13,520,968 or
$.89 per share at the 1,500,000 units sale level, and; $18,289,268 or $1.13 per share at the 2,000,000 units sale level, respectively. Although these calculations show an immediate increase in the pro forma net tangible book value per common share of $.47, $.63, $.90 and $1.14, respectively, they also disclose the immediate dilution per common share purchased by new investors of $4.54 , $4.38 , $4.11 and $3.87 , respectively.


The following tables illustrate the per share effect of this dilution on the common shares purchased by new investors in this offering at the various unit sales levels on a September 30, 2005 pro forma basis:


                                                    ASSUMING 1,500,000      ASSUMING 2,000,000
                                                       SHARES SOLD             SHARES SOLD
                                                   ------------------      ------------------
Initial public offering price...................          $5.00                    $5.00
   Net tangible book value per share
   As of September 30, 2005                                (.01)                    (.01)
Increase in net tangible book value
   Per share attributable to new investors......           0.47                    $0.63
                                                       ------------                --------
As adjusted net tangible book value.............          $0.46                     $.62
                                                       ------------                ---------
Dilution per share to new investors.............          $4.54                    $4.38
                                                       ------------               ---------
Dilution Percentage per share to new investors..             91%                      87%
                                                       ------------               ---------


                                                   ASSUMING 3,000,000      ASSUMING 4,000,000
                                                       SHARES SOLD             SHARES SOLD
                                                   ------------------      ------------------
Initial public offering price...................          $5.00                    $5.00
     Net tangible book value per share
     As of September 30, 2005                               .01                      .01
Increase in net tangible book value
   Per share attributable to new investors......           0.90                    $1.14
                                                         --------                --------
As adjusted net tangible book value.............           0.89                    $1.13
                                                         ---------               ---------
Dilution per share to new investors.............          $4.11                    $3.87
                                                         ---------               ---------
Dilution Percentage per share to new investors..             82%                      77%
                                                         ---------               ---------


* The warrants included in the units are exercisable at $6.00 per share.

                               PLAN OF OPERATIONS

BUSINESS STRATEGY

We are an early-stage company focused on manufacturing heavy cruiser motorcycles with engines equipped with the Coates Spherical Rotary Valve, or CSRV System and sublicensing our technology. We were incorporated in 1995, but had no business activities or operations and none of our capital stock was issued until March 2003. During the first quarter of 2003, we began active operations as an independent subsidiary of Coates International, Ltd., a Delaware company organized in 1991 by George J. Coates ("Coates International"). Coates International is an SEC reporting technology development company. During the past 15 years, Coates International has researched and developed the CSRV System. George J. Coates was instrumental in the design and construction of our prototype motorcycles.


We have an exclusive sublicense from Coates International, with the right to sublicense and franchise, to make, use, sell and otherwise dispose to others, motorcycle engines utilizing the CSRV System in the countries and their territories comprising North America, Central America and South America. In exchange for this exclusive sublicense, we issued 3,558,000 shares of our common stock to Coates International. Coates International, our sublicensor, received its exclusive license directly from George J. Coates and Gregory Coates in 1997 covering the same territory.

We have an exclusive license from the Coates Trust, George Coates and Gregory Coates, with the right to sublicense and franchise, to make, use, sell and otherwise dispose to others, motorcycle engines utilizing the CSRV System in the entire world outside of North America, Central America and South America. In exchange for this exclusive license, we issued 8,424,000 shares of our common stock to the licensors.

We have incurred operating losses since our inception and have generated no revenue from product sales. We incurred losses from operations of approximately $1,514,953 through September 30, 2005. Since we commenced operations, we have incurred an accumulated net loss attributable to our common stockholders of approximately $1,484,997 through September 30, 2005. Historically, we operated as a division of Coates International, which provided us with office space, industry expertise, financial support and certain administrative assistance to us. As we continue to grow our operations and segregate our operations from those of Coates International, we anticipate that these expenses will increase.

Since we began our business activities in March 2003 and through September 30, 2005 we have spent approximately $281,045 on the research and development of our product. Over the past 12 years, Coates International has devoted substantial time and financial resources to the research, development, design and construction of the CSRV System.

In order to implement our operations and marketing goals, we must successfully complete the testing of our motorcycle, and then commence assembly and marketing of our motorcycles. We have completed the design and construction of three prototype motorcycles. Our prototype cruiser motorcycles have undergone initial emissions tests in June, 2003 and they have been in continuous testing since May, 2005. Our prototype motorcycle must pass emissions tests of the EPA before we can sell them in the market. Initially, we must pass the EPA emission tests applicable through 2005, which generally requires that a motorcycle successfully pass a 15,000 kilometer durability test while maintaining acceptable emissions standards. Based upon our motorcycle's initial emissions results, the EPA reduced the 2005 durability testing requirement of 15,000 kilometers to 4,000 kilometers Our motorcycle is currently undergoing this test and we expect completion before January 31, 2006. In order to sell our motorcycles during the period January 1, 2006 through December 31, 2008, our motorcycle must pass more stringent EPA emissions standards that will include meeting these emissions standards over a 15,000 kilometer durability period once we complete the 4,000 kilometer 2005 tests. We expect our motorcycle to commence this 15,000 kilometer durability emissions tests applicable for 2006 - 2008 during the first quarter of 2006 with anticipated completion by June 30, 2006. Compliance and Research Services, Inc., an independent EPA testing facility in Plainfield, New Jersey, is supervising tests on our motorcycles. There is no assurance such tests will be completed in this timeframe. As an anticipated manufacturer of motorcycle products, we will be subject to the National Traffic and Motor Vehicle Safety Act, which is administered by the National Highway Safety Administration
("NHTSA"). On our behalf, Compliance and Research Services, Inc., the independent testing facility will have to certify to NHTSA that our motorcycle products comply fully with all applicable federal motor vehicle safety standards and related regulations.

If our motorcycle is successful in passing EPA emissions and durability testing under the 2005 and 2006-2008 applicable standards, we are targeting delivery of our motorcycle products to customers during the fourth quarter of 2006. Following the consummation of this offering, we intend to purchase components and parts for the assembly of approximately 100 motorcycles. Assuming our motorcycle passes the EPA tests by June 30, 2006, we have plans to initially assemble and market 100 of our new heavy cruiser motorcycles within 12 months of this offering at retail prices between $20,000 and $25,000 each.

We have in the past utilized funds loaned to us by George J. Coates to finalize the design and construction of our two prototype heavy cruiser motorcycles. Through March 4, 2004, Mr. Coates had provided us with $236,594 in funding on a revolving term loan basis. On March 4, 2004, George Coates forgave these loans.


We have also obtained a revolving credit note from Coates International in the amount of $100,000. Interest on the outstanding principal balance accrued at the prime rate during the loan period on an annual basis. The note was due on demand. The outstanding principal balance at December 31, 2004 was approximately $362,200. Coates International agreed to accept 362,200 shares of our preferred stock in full payment and satisfaction of this debt obligation. See "Preferred Stock" and "Financial Statements" below.

We have also obtained a revolving credit note from a related company, Coates Precision Engineering Ltd., in the amount of $10,000. Interest on the outstanding principal balance accrued at the prime rate during the loan period on an annual basis. The note was due on demand. The outstanding principal balance on this note as of June 25, 2004, was approximately $550 and has been paid. On October 23, 2003, we borrowed $100,000 from Dr. Paul DiLorenzo pursuant to the terms of a promissory note we issued. This promissory note accrued interest at the rate of five percent and was due and payable by us on October 24, 2004 and, as of December 31, 2004, the outstanding principal balance and accrued interest due was approximately $105,918. We issued 105,918 shares of our preferred stock to Dr. DiLorenzo in full payment and satisfaction of this debt. See "Preferred Stock" and "Financial Statements" below.


Upon the sale of the minimum units in this offering, we will receive net proceeds of approximately $6.0 million. We believe these proceeds will be sufficient to fund our operations for the next twelve months.

                                    BUSINESS
OVERVIEW

We are an early-stage company focused on manufacturing, sublicensing and franchising heavy cruiser motorcycles with engines equipped with the Coates Spherical Rotary Valve System, or CSRV System. We were incorporated in 1995, but had no business activities or operations and none of our capital stock was issued until March 2003. During the first quarter of 2003, we began active operations as an independent subsidiary of Coates International, a technology development company, to further commercialize our heavy motorcycles.

We have an exclusive sublicense from Coates International with the right to sublicense and franchise, to make, use, sell and otherwise dispose to others, motorcycle engines utilizing the CSRV System and valve seals in the countries and their territories comprising North America, Central America and South America. In exchange for this exclusive sublicense, we issued 3,558,000 shares of our common stock to Coates International.


We have an exclusive license from the Coates Trust, George Coates and Gregory Coates with the right to sublicense and franchise, to make, use, sell and otherwise dispose to others, motorcycle engines utilizing the CSRV System in the entire world outside of North America, Central America and South America. In exchange for this exclusive license, we issued 8,424,000 shares of our common stock to the licensors. In February, 2005, the licensors transferred these shares to the Coates Family Voting Trust


TRADITIONAL MOTORCYCLE ENGINE TECHNOLOGIES

Traditional motorcycles utilize "poppet valves" in conventional combustion engines. The poppet valves protrude into the engine cylinder or combustion chamber. The standard poppet valve engine uses mushroom-shaped valves, which are spring loaded and are opened by the force of the lobes of a camshaft, which uses push rods or cam followers to open the valves and the valves have an up and down reciprocating motion to open and close the valves for intake and exhaust. The valve closing is activated by a spring, which returns the valve to the closed position. They protrude into the combustion chamber and open approximately 8 millimeters to allow the fuel and air mixture into the combustion chamber. After the compression and combustion strokes the exhaust valve opens and the piston expels the spent gas from the cylinder. The four cycles are repeated thousands of times per minute.

Traditional poppet valve combustion engines use many moving parts to operate the engine, which includes parts such as the return springs, cam shafts, cam followers, push rods, rocker arms, rocker shafts, etc. All of these moving parts must be constantly sprayed with engine oil for cooling and lubrication purposes. All these moving parts require energy to operate, wasting energy and reducing the thermal efficiency of the engine. As a result, the poppet valve engine does not maximize fuel efficiency or power output and emits more pollutants than engines designed with fewer moving parts.

THE CSRV SYSTEM


The CSRV System replaces the poppet valves, including the moving parts these valves require to operate. The reduced number of moving parts eliminates need for oil spray to cool and lubricate the moving parts. The CSRV System replaces the poppet valve and its many moving parts with two moving parts which do not require oil lubrication: one set of spherical rotary valves on a shaft for inlet and another set for exhaust. Internal testing and modification of the CSRV System by its inventor, George J. Coates, over the past twelve years and our internal tests of our motorcycle engines provide the basis for our belief that these rotary valves consume less fuel, lower emission of pollutants and increase power output and thermal efficiency. Heavy motorcycles or heavyweight motorcycles are those which have engine displacement of 1600 "cc's" or more. The abbreviation "cc" refers to the volume of an engine's combustion cylinders in cubic centimeters. Motorcycle engines with engine volumes in excess of 1600 cubic centimeters are characterized as heavy cruiser motorcycles.

Over the past 12 years, Coates International has devoted substantial time and financial resources to the research, development, design and construction of the CSRV System, utilizing between two and twelve full-time employees over this period and estimating its expenditures at approximately $10 million in this effort, The CSRV System differs from the conventional poppet valve system currently used in almost all piston driven automotive, motorcycle and marine engines, by changing the method by which the air and fuel mixture is delivered to the engine cylinder as well as the method of expelling the exhaust gases after the mixture is ignited.


Unlike the poppet valve which protrudes into the engine cylinder, the CSRV System utilizes spherical valves which do not protrude into the cylinder but rotate in a cavity formed between a two piece cylinder head. As a result of employing fewer moving parts as compared to the poppet valve and not protruding into the engine cylinder, we believe that the CSRV System will promote less engine wear and will require less lubrication over the life of the engine. In addition, because the CSRV System does not employ parts which protrude into the engine cylinder, it is designed with larger openings into the cylinder than conventional poppet valves so that more fuel and air mixture can be inducted into and expelled from the engine cylinder in a shorter period of time using the CSRV System, leading to an ability to operate the engine faster and an ability to utilize higher compression ratios with lower combustion chamber temperatures. We believe that as a result, engines modified with the CSRV System will produce more power than similar engines utilizing the poppet valve system. The CSRV System operates on ceramic carbon bearings and seals, the seals and sealing mechanism being activated by variations in combustion chamber pressure. This results in less friction in the engine, generating greater output with less wear on the engine.

EPA TESTING AND CERTIFICATION


We have completed the design phase of our initial line of heavy cruiser motorcycles and are now preparing for manufacturing and distribution. An essential step and integral part of this process is the testing of our motorcycles for drivability, durability and compliance with all (50) states and EPA standards and limits for exhaust emissions. Our prototype cruiser motorcycles have undergone initial emissions tests in June, 2003 and they have been in continuous testing since May, 2005. Our prototype motorcycle must pass emissions tests of the EPA before we can sell them in the market. Initially, we must pass the EPA emission tests applicable through 2005, which generally requires that a motorcycle successfully pass a 15,000 kilometer durability test while maintaining acceptable emissions standards. Based upon our motorcycle's initial emissions results, the EPA reduced the 2005 durability testing requirement of 15,000 kilometers to 4,000 kilometers. Our motorcycle is currently undergoing this test and we expect completion before January 31, 2006. In order to sell our motorcycles during the period January 1, 2006 through December 31, 2008, our motorcycle must pass more stringent EPA emissions standards that will include meeting these emissions standards over a 15,000 kilometer durability period once we complete the 4,000 kilometer 2005 tests. We expect our motorcycle to commence this 15,000 kilometer durability emissions test applicable for 2006 - 2008 during the first quarter of 2006 with anticipated completion by June 30, 2006. Compliance and Research Services, Inc., an independent EPA testing facility in Plainfield, New Jersey, is supervising tests on our motorcycles. In the event our motorcycle passes these tests, we would be permitted to begin our motorcycle sales and distribution program as a "small volume" manufacturer of motorcycles and motorcycle engines.


MARKET OPPORTUNITY

During each year of the period 1998 through 2002 sales of heavy motorcycles in the United States have increased. We hope to be a participant in the worldwide market for motorcycles which the Freedonia Group Report estimates was over $32 billion in sales for more than 100 million vehicles in calendar year 2002. The Freedonia Group Report estimates this market to grow to over $46 billion U.S. and increase to almost 130 million vehicles by 2007. The motorcycle industry is currently undergoing a technology transition driven by a confluence of factors, the strongest of these is related to exhaust emissions regulation. It includes the phase-out of two stroke engines and significantly more stringent emission standards which we believe provides us with a vast potential market for our products and large revenue streams for licenses and royalties for our motorcycle engines with our advanced spherical rotary valve technology.

OUR PRODUCT

THE COATES HEAVY CRUISER MODEL MOTORCYCLE


We intend to initially construct a heavy cruiser motorcycle with a V-Twin CSRV System design, four stroke, air cooled 1600 cc's engine, equipped with disc brakes and incorporating the CSRV System. Based upon the internal testing and modification of the CSRV System by its inventor, George J. Coates, over the past twelve years, and our internal tests of our motorcycle engines, we believe that our new heavy cruiser motorcycle utilizing the CSRV System in its engine will be able to compete with other similar heavy motorcycles currently available in the market such as Harley-Davidson, Honda, Yamaha and Kawasaki. We believe that our heavy cruiser motorcycle, equipped with a new engine, utilizing the CSRV System, has the potential to produce high performance, fuel efficiency and durability.

We have purchased parts and equipment to construct another 10 motorcycles. We plan to assemble and then test each of these motorcycles in the next several months. Following the successful completion of applicable emissions testing and the certification of our motorcycle components meeting applicable safety regulations, we plan to sell these 10 motorcycles to customers who have already placed orders and, in some cases, placed a cash deposit with us for the purchase of our motorcycles. We currently have received 10 orders from customers to purchase our motorcycles.


OUR STRATEGY

We believe that our heavy cruiser motorcycle will successfully compete with other motorcycle products in the domestic market. We initially intend to manufacture and assemble one motorcycle product, our heavy cruiser motorcycle with a 1,600 cc's engine utilizing the CSRV System. Our business plan is comprised of four operational and marketing goals:

o We plan to manufacture, assemble and sell our heavy cruiser motorcycle to customers from our New Jersey facility, focusing on customers located in the Eastern United States.

o We intend to offer sublicenses for our motorcycle, including our engine design and the CSRV System, equipped with the CSRV Valve Seals, adapted to this application to original equipment manufacturers.


o We intend to establish a marketing program by establishing relationships with existing dealerships to sell our heavy cruiser motorcycle engines, incorporating the CSRV System in the road and racing market as well as in the retrofit after-market.


SALES AND MARKETING STRATEGY


We intend to market our heavy cruiser motorcycle product by direct advertising in the print media, primarily magazines and newspapers devoted to the motorcycle customer. We have not performed any marketing studies to assess the potential marketability of our heavy cruiser motorcycle product and do not intend to do so. We believe that because of its special features, including its design and utilization of the CSRV System, our heavy cruiser motorcycle will be attractive to customers nationwide; however, we can give investors no assurances that we can attract customers with our new product and its features. We expect the retail price for our heavy cruiser motorcycle to be slightly higher than other heavy motorcycles, in the price range between $20,000 to $25,000. We estimate that the costs to produce approximately 100 heavy cruiser motorcycle products, including the costs for manufacture, parts, and labor assembly, will be approximately $12,500 per motorcycle. Accordingly, we believe that we can manufacture, assemble and sell approximately 100 of our new heavy cruiser motorcycles with approximately $6 million of the net proceeds received from the sale of the minimum 750,000 units this offering within twelve months from funding STRATEGIC AGREEMENTS

SUBLICENSE AGREEMENT

In a sublicense agreement entered into on April 30, 2003 (as amended on March 5, 2004), we received an exclusive sublicense from Coates International, Ltd., with the right to sublicense and franchise, to make, use and sell our motorcycle engines utilizing the CSRV System and valve seals in the countries and their territories comprising North America, Central America and South America. We also received a non-exclusive license to use CSRV valve seals solely for the manufacture of the CSRV System for incorporation into motorcycle engines throughout the same territory. Coates International holds an exclusive license from George J. Coates and his son, Gregory G. Coates, to manufacture, sell and grant sublicenses with respect to products based on the Coates patents, including those sublicensed to us in North America, Central America and South America.

The duration of the sublicense agreement is until the expiration of the last to expire patent that is licensed unless the agreement is terminated earlier pursuant to its termination provisions. The last applicable U.S. patent under this sublicense was issued on April 19, 2005,concerning the "seal pressure regulator", and will expire on April 18, 2025, twenty years after issuance. Early termination by Coates International, Ltd. could occur if we commit a material breach of any provision of the sublicense agreement and the breach is not cured within thirty days, or if we enter bankruptcy, become insolvent, or any similar event occurs to us.

In exchange for the rights granted under the sublicense agreement, we issued 3,558,000 shares of our common stock to Coates International, representing more than 50% of our outstanding shares. Also, under this sublicense agreement, we are obligated to pay Coates International a royalty of $25.00 per each 1000 cc for each CSRV System motorcycle engine sold by us in the relevant territory. An engine's "ccs" means the total volume of its cylinder chambers measured in cubic centimeters. Accordingly, if we sell a motorcycle under our sublicense with a 1000 cc engine, we will be required to pay Coates International a royalty payment of $25.00 and, in the case of a sale of a motorcycle with a 1600 cc engine, a royalty payment of $40.00.

We also agreed to obligate all our sublicensees to whom we sublicense the CSRV System patents and technology under this sublicense agreement to pay Coates International a royalty of $25.00 per each 1,000 cc for each motorcycle engine they manufacture.


We also agreed to utilize our best efforts to register 1,500,000 shares in this prospectus on behalf of Coates International to accommodate the distribution of these shares to the shareholders of Coates International as a stock dividend. Accordingly, shareholders of Coates International will receive securities that will be non-transferable for one year and share bear a restrictive legend to that effect. Following the restricted period, Coates International shareholders will be able to resell these shares pursuant to Rule 144. We have no plans to register these stock dividend shares by filing a registration statement under the Securities Act. The Coates International shareholders who receive these dividend shares will have to hold them for the one year no-transfer period before they can rely upon the exemption from the registration requirements of the Securities Act available under Rule 144 to resell them.


LICENSE AGREEMENT

In a license agreement entered into on April 30, 2003 (as amended on March 5, 2004), we received an exclusive license from the Coates Trust, George J. Coates and Gregory G. Coates, with the right to sublicense and franchise, to make, use, sell and otherwise dispose to others motorcycle engines utilizing the CSRV System and valve seals, in all the countries of the world except those in North America, Central America and South America. We also received a non-exclusive license to use CSRV valve seals solely for the manufacture of the CSRV System for incorporation into motorcycle engines throughout the same territory.


The duration of the license agreement is until the expiration of the last to expire patent that is licensed unless the agreement is terminated earlier pursuant to its termination provisions. The last applicable U.S. patent under this license was issued on April 19, 2005, and will expire on April 18, 2025, twenty years after issuance. Early termination by the licensors could occur if we commit a material breach of any provision of the sublicense agreement and the breach is not cured within thirty days, or if we enter bankruptcy, become insolvent, or any similar event occurs to us.

In exchange for this exclusive license,  we issued to George J. Coates,  Gregory
G. Coates and the Coates Family Trust an aggregate of 8,424,000 shares of our common stock. In February, 2005, all of these shares were transferred to the Coates Family Voting Trust under the control of an independent and unrelated trustee.


Also, under this license agreement, we are obligated to pay the licensors a royalty of $25.00 per each 1000 cc for each CSRV System motorcycle engine sold by us in the relevant territory. . An engine's "ccs" means the total volume of its cylinder chambers measured in cubic centimeters. Accordingly, if we sell a motorcycle under our license with a 1000 cc engine, we will be required to pay George J. Coates, Gregory G. Coates and the Coates Family Trust a royalty payment of $25.00and, in the case of a sale of motorcycle with a 1600 cc engine, a royalty payment of $40.00.


We also agreed to obligate all our sublicensees to whom we sublicense the CSRV System patents and technology under this license agreement to pay the licensors a royalty of $25.00 per each 1,000 cc for each motorcycle engine they manufacture.

COMPETITION

The Motorcycle Industry Council estimates the United States market for heavy motorcycles during 2002 was dominated by Harley-Davidson (approximately 48%), Honda (approximately 20%), Suzuki (approximately 10%) with BMW, Kawasaki, Yamaha and others controlling the rest of this marketplace.

All of our potential competitors have well-established and long operating histories, substantially greater financial, technical, sales, marketing and other resources, as well as greater name recognition and an established customer base. As a result, these competitors will be able to devote much greater resources to the development, promotion, sale and support of their motorcycle products than we will be able to devote. Competitors with an established customer base will have a competitive advantage over us when selling their heavy motorcycle products to such customers.

INTELLECTUAL PROPERTY

Our sublicense and license provide us with the right to utilize all existing patents and future enhancements, whether patentable or not, covering the CSRV System until the expiration of the last to expire patent unless the sublicense and/or license are terminated earlier according to their terms.


Our goal is to have our licensors and sublicensors obtain, maintain and enforce patent protection for our current and future products, formulations, processes, methods and other proprietary technologies. We currently have proprietary protection as well as the protection we receive through our licensed patents, Our current product that we plan to sell is our 1600 cc heavy cruiser motorcycle. Apart from the protection we receive through our issued patents discussed below, our current formulations, processes and methods that we have received from our licensors or have developed by ourselves are protected by state trade secret statutes and the common law. For example, we have received from our licensors a current formulation for the types of metals that we use to make our valve seals and the cylinders for the CSRV System in our motorcycle engines. This formulation information is not protected by any patent we have but is protected under common law and by state trade secret statutes. This proprietary protection also extends to a certain process that we have received from our licensor on how best to channel and mix the fuel and air intake of the CSRV System valves. The same trade secret protection applies to the methods we learned from our licensors on how best to set the timing of the combustion and exhaust cycles of our motorcycle engine. In addition to protecting our technology through patents and reliance on trade secret laws, we require all persons with whom we have a contractual relationship to sign confidentiality agreements. It is also our goal to preserve our trade secrets, and operate without infringing on the proprietary rights of other parties, both in the United States and in other countries. Our policy is to actively seek to have our licensors and sublicensors obtain, where appropriate, the broadest intellectual property protection possible for our product candidates, proprietary information and proprietary technology through a combination of contractual arrangements and patents, both in the United States and elsewhere in the world.

We currently have licenses or sublicenses to 15 U.S. patents and a number of foreign counterpart patents and patent applications. Our U.S. patents, their patent numbers, issue dates and general descriptions are as follows:

     U.S. Patent 4,944,261, issued July 31, 1990, "Spherical Rotary Valve Assembly for an Internal Combustion Engine".

     U.S. Patent 4,953,527, issued September 4, 1990, "Spherical Rotary Valve Assembly for an Internal Combustion Engine".

     U.S. Patent 4,976,232, issued December 11, 1990, "Valve Seal for Rotary Valve Engine".

     U.S. Patent 4,989,558, issued February 5, 1991, "Spherical Rotary Valve Assembly for an Internal Combustion Engine".

     U.S.  Patent  4,989,756,  issued  February  5, 1991,  "Internal  Combustion
     Engine".

     U.S. Patent 5, 109,814, issued May 5, 1992, "Spherical Valve".

     U.S. Patent 5,361,739, issued November 8 1995,, "Spherical Rotary Valve Assembly for use in Rotary Valve Internal Combustion Engine".

     U.S. Patent 6,308,676B1, issued October 30, 2001, "Cooling System".

     U.S. Patent 6,666,458B2, issued December 23, 2003, "Valve Seal for Rotary Engine".

     U.S. Patent 6,668,785B1, issued December 30, 2003, "Piston Head for Internal Combustion Engine".

     U.S. Patent 6,718,933B1, issued April 13, 2004, Valve Seal for Rotary Valve Engine'.

     U.S. Patent 6,779,504B2, issued August 24, 2004, "Spherical Rotary Intake Valve for Engine Assembly".

     U.S. Patent 6,779,925B2, issued August 24, 2004, "Bearing Assembly".

     U.S. Patent 6,789,5156, issued September 14, 2004, "Rotary Valve & Valve seal Assembly for Rotary Valve Engine having Hemispherical Combustion Chambers".

     U.S. Patent 6,880,511B1, issued April 19 2005, "Seal Pressure Regulator'


We have also received patents covering our major U.S. patents in the foreign jurisdictions of Australia, Mexico, Korea, Japan, South Africa, the Common Market countries, Japan, Brazil, Singapore, Taiwan, Argentina, Belarus, Bulgaria, Chile, China, the Czech Republic, Egypt, Finland, the Republic of Georgia, Hungary, India, Israel, Jordan, Malaysia, New Zealand, Nigeria, Pakistan, Phillipines, Poland, Romania, Russia, Saudia Arabia, the Slovak Republic, Thailand, Turkey, the Republic of the Ukraine, Venezuela, Hong Kong, Norway and Brazil, with varying terms of legal protection and termination dates. We have licensed these U.S. patents and their foreign counterparts from Coates International with respect to North America, South America and Central America and from the Coates Trust, George Coates and Gregory Coates with respect to the rest of the world.

The term of a patent is typically 20 years from filing date, subject to any statutory extension. If any application contains a specific reference to an earlier filed application or applications, the term of the patent is 20 years from the date on which the earliest application was filed, subject to any statutory extension. In the United States, for applications filed prior to June 8, 1995, the term of a patent is the longer of 17 years from the date of grant of the patent and 20 years from the earliest effective U.S. filing date of the application. Because the time from filing to issuance of engineering patent applications often takes several years, patent protection, if any, on patented engineering technologies, such as our products, may be substantially less than the 20 year or 17 years periods referenced above. Our sublicense from Coates International and our license from the Coates Family terminate upon the date the last licensed patent expires. Our last license patent, U.S. Patent No. 6,880,511B1, as referenced above, was issued on April 19, 2005 and will expire 20 years from such date on April 18, 2025.

We also depend upon the skills, knowledge and experience of our scientific and technical personnel, as well as that of our advisors, consultants and other contractors, none of which is patentable. To help protect our proprietary know-how that is not patentable, and for inventions for which patents may be difficult to enforce, we rely on trade secret protection and confidentiality agreements to protect our interests. Examples of our proprietary know-how include how best to assemble our CSRV System valves on combustion engine blocks and the types of gaskets and bearings that we utilize in the construction of our motorcycle engine. To this end, we require all employees, consultants, advisors and certain other contractors to enter into confidentiality agreements which prohibit the disclosure of confidential information and, where applicable, require disclosure and assignment to us of the ideas, developments, discoveries and inventions important to our business. Additionally, these confidentiality agreements require that our employees, consultants and advisors do not bring to us, or use without proper authorization, any third party's proprietary technology.

GOVERNMENT REGULATIONS

Our motorcycle engine utilizing the CSRV System will be subject to extensive environmental laws, rules and regulations that impose standards for emissions and safety. In order for our heavy cruiser motorcycle product to be sold in the United States, it must meet certain emissions regulations promulgated by the United States Environmental Protection Agency, or EPA. In addition, certain parts of our motorcycle, designated as the safety components such as brake hoses, the brake system, tires and lights, must be individually certified as in compliance with applicable Federal Motor Vehicle Safety Standards and Regulations to the United States National Highway Transportation and Safety Administration, or DOT.


Our prototype cruiser motorcycles have undergone initial emissions tests in June, 2003 and they have been in continuous testing since May, 2005. Our prototype motorcycle must pass emissions tests of the EPA before we can sell them in the market. Initially, we must pass the EPA emission tests applicable through 2005, which generally requires that a motorcycle successfully pass a 15,000 kilometer durability test while maintaining acceptable emissions standards. Based upon our motorcycle's initial emissions results, the EPA reduced the 2005 durability testing requirement of 15,000 kilometers to 4,000 kilometers. Our motorcycle is currently undergoing this test and we expect completion before January 31, 2006. In order to sell our motorcycles during the period January 1, 2006 through December 31, 2008, our motorcycle must pass more stringent EPA emissions standards that will include meeting these emissions standards over a 15,000 kilometer durability period once we complete the 4,000 kilometer 2005 tests. We expect our motorcycle to commence this 15,000 kilometer durability emissions test applicable for 2006 - 2008 during the first quarter of 2006 with anticipated completion by June 30, 2006. Compliance and Research Services, Inc., an independent EPA testing facility in Plainfield, New Jersey, is supervising tests on our motorcycles.

The DOT is responsible for overseeing the safety of motor vehicles, including motorcycles. Compliance and Research Services, Inc. must certify on our behalf to the DOT that all of our motorcycle's safety components comply with applicable federal safety standards. Since all of the components of our motorcycle are currently available on the open market, they have been previously certified by the DOT.

We estimate that the cost and expense to complete the required emissions testing
under  the  2005  and  the  new  2006  through  2008  EPA   standards   and  DOT
certifications will be approximately $100,000 .


FACILITIES


We are currently utilizing several offices and approximately 5,000 square feet of assembly space at the business premises of Coates International, our affiliate, rent free. Following our offering, we will either continue to utilize the offices and assembly space of our affiliate or relocate to other available business premises and have estimated that we will spend approximately $10,000 per month to rent a suitable premises.


LEGAL PROCEEDINGS

The Company is not a party to any pending legal proceeding.

                                   MANAGEMENT

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS.

In the beginning of 2005, we restructured our management and Board of Directors. We hired Mark D. Goldsmith to serve as our President, Chief Executive Officer and, until we retain a full-time executive to serve in this role following closing of our offering, our interim Chief Financial Officer. In connection with our restructuring, George and Gregory Coates resigned as officers and directors and we appointed Dr. Frank J. Adipietro and Mr. Walter S. Zahn to serve on our Board of Directors, replacing our former directors, Messrs. Robert McLean, Jeffrey England and John Fager. Our current officers and directors are:

             Name                 Age                    Position
-------------------------     -----------        -------------------------------
Mark D. Goldsmith                  62            President, Chief Executive
                                                 Officer, Interim Chief
                                                 Financial Officer and Director

Shirley Naidel(1)                  68            Controller

Frank J. Adipietro, Jr., M.D.(2)   47            Director

Walter S. Zahn                     72            Director

Richard W. Evans (2)               73            Director

(1) Shirley Naidel. Ms. Naidel has agreed to serve as our interim Controller until we have identified and employed a full-time Chief Financial Officer and commenced her service with us on March 5, 2004. Ms. Naidel currently is the part-time Controller for Coates International and has been employed in that capacity since June, 1996. We will hire a permanent Chief Financial Officer following the successful sale of the minimum shares in this offering. (2) Members of Audit Committee

Mark Goldsmith, age 62. Prior to joining our Company in February, 2005, Mr. Goldsmith worked in the securities industry in various managerial and supervisory capacities, beginning in 1973. In 1973, Mr. Goldsmith was named Vice President in charge of internal auditing and accounting for MKI Securities Inc., a New York Stock Exchange member, a position he held until 1979 when he took the position of Treasurer and Chief Financial Officer with Muller & Company, Inc., a New York Stock Exchange member firm. Mr. Goldsmith served in these positions until 1988. In 1988, Mr. Goldsmith left Muller & Company, Inc. when it was sold and became Senior Vice President of Sales with Moore, Schley, Cameron & Co., Inc., a New York Stock Exchange member firm, in which position he managed certain accounts of high net worth individuals through 1991. From 1991 through 1995, Mr. Goldsmith served as a Senior Vice President in charge of investment banking and syndication with Stuart Coleman & Co., Inc., a New York Stock Exchange member firm.

During the period 1996 through 1998, Mr. Goldsmith served as Executive Vice President, supervising investment banking and syndication, with Northeast Securities, Inc., a registered NASD broker-dealer in Garden City, New York. Following this period, Mr. Goldsmith served as a Securities Principal with the firm of Paul L. Forchheimer & Co., Inc., an American Stock Exchange associate member firm, until 2000 when he became President of Adolph, Komorsky & Co., Inc., a registered NASD broker-dealer in Tarrytown, New York. Mr. Goldsmith served in this capacity until October, 2001 when Adolph, Komorsky & Co., Inc. was merged into another securities brokerage firm.

In January 2002 Mr. Goldsmith became a financial consultant, initially, with the NASD member firm, MH Meyerson & Co., Inc., a public company, and shortly thereafter was appointed the Chief Financial Officer of this firm. In January, 2004, Mr. Goldsmith left to become a Managing Director of Chapman Spira & Carson LLC, an investment banking and consulting firm in New York City.

During his tenure at MH Meyerson & Co., Inc. the firm was found to be in violation of Rule 15c3-1 and Section 15(c) of the Securities Exchange Act of 1934, the "net capital rule" on three separate occasions with respect to certain of the firm's periodic reports filed with the Securities and Exchange Commission and the NASD that contained material misstatements. By reason of the foregoing, it was alleged that Mr. Goldsmith violated NASD Conduct Rules. Without admitting or denying the NASD allegations and for the purpose of settling this matter, on December 4, 2004 Mr. Goldsmith entered into a settlement with NASD providing for a four month NASD member suspension and a fine of $10,000, payable only upon Mr. Goldsmith's re-registration with the NASD. Mr. Goldsmith is currently eligible to re-register an NASD firm if he chooses to do so. Mr. Goldsmith attended Pace University in New York.

Frank Joseph Adipietro, Jr., M.D., Age 47. Appointed to our Board in April, 2005, Dr. Adipietro is a member of the Board of Trustees and the Chairman of the Department of Anesthesia and Interventional Pain Management at Eastern Long Island Hospital in Greenport, New York, positions he has held since 1999 and 1998, respectively. Dr. Adipietro received his BA degree from New York University in 1979 and his MD degree in 1983 from the Downstate Medical School of New York.


Walter S. Zahn, Age 72. Walter Zahn is a retired engineer who worked for 21 years with NYNEX Telecommunications. Since his retirement in 1988 Mr. Zahn has been the President of a Florida-based architectural landscaping firm, Zahn's Landscaping. Since December, 2000, Mr. Zahn has served as an executive officer of several homeowner associations, North Beach Village Homeowner's Association and Linda Vista Villas Homeowner's Association, Mr. Zahn received his B.S. degree in Electrical Engineering from the Polytechnic Institute of Brooklyn in 1967 and served in the United States Army Reserve.


Richard W. Evans, age 73. Dr. Evans was appointed as a Director in March 2004. Dr. Evans holds an ED.D. from Rutgers University. He retired from his administrative position as Supervisor of the Highland Park, New Jersey school system in June, 1996. Dr. Evans has also served as a director of Coates International since 1997.

Chief Financial Officer.  We have negotiated a preliminary  agreement with Barry
C. Kaye to serve as our Chief Financial Officer subject to our successful closing on the 750,000 minimum units and the execution of a mutually acceptable employment agreement. Mr. Kaye is a Certified Public Accountant in both New York and New Jersey. From 2004 to 2005, Mr. Kaye served as Corporate Controller of Development Corporation for Israel. He was the Vice President, Finance & Operations for Alliance Corner Distributors, Inc. from 2003 to 2004. From 1999 to 2003, Barry was an Executive Business Consultant with BCK Business Consulting. From 1987 to 1999, he served as Group Vice President, Finance at Sharp Electronics Corporation;. From 1976 to 1987, Mr. Kaye was a Senior Audit Manager for Arthur Andersen & Co. He is a member of the American Institute of Certified Public Accountants as well as a member of the New York and New Jersey State Societies of Certified Public Accountants. Mr. Kaye received his B.S. Degree in Accounting from Brooklyn College.

Our Board of Directors has determined that Dr. Richard Evans, a member of our Audit Committee, is qualified to be the Audit Committee Financial Expert as defined by Item 401(e)(2) of Regulation S-B serving on our audit committee. The directors have determined that Dr. Frank Adipietro, Mr. Walter Zahn and Dr. Richard Evans are independent, as that term is used in Item 7(d)(3)(iv) of
Schedule 14A under the Securities Exchange Act. We do not have a compensation or a nominating committee; these functions are performed by our Board of Directors.

DIRECTOR AND OFFICER COMPENSATION

Except for Mark Goldsmith who has an employment agreement that will pay him $150,000 per year plus a car allowance, none of our officers or directors received compensation in excess of $100,000 at any time during the current or prior three years. We have engaged Mark Goldsmith to work as our full-time President and Chief Executive Officer pursuant to the terms of an employment agreement. Mr. Goldsmith has also agreed to serve as our interim Chief Financial Officer until we have engaged a full-time CFO following the closing of our offering. None of our independent directors has received any compensation for services rendered to us except, we issued a non-qualified stock option to our director, Richard Evans for past services rendered to us. See "Stock Options."

EMPLOYMENT AGREEMENTS

We have entered into an employment agreement which was restated in June, 2005, with Mark D. Goldsmith, our President and Chief Executive Officer. Under the terms of our agreement with Mark D. Goldsmith, we have appointed him as our President and Chief Executive Officer, pay him a base salary of $150,000 per year and provide him with medical plan coverage, an automobile allowance and participation in our employee benefit plans as we may adopt them from time to time. We also issued two stock option awards to Mr. Goldsmith pursuant to his employment agreement. The first grant permits him to purchase 200,000 shares of our stock at the exercise price of $.01 per share, exercisable by Mr. Goldsmith during the 5-year period commencing upon the earlier date of (a) the first anniversary date of the closing of our offering, or (b) February 15, 2007. In order to exercise this stock option, Mr. Goldsmith must at the time be a full-time employee of the Company, unless he is terminated without Cause or leaves the Company for Good Reason as such terms are defined in the employment agreement, in which cases he need not be a full-time employee of the Company to exercise this stock option. The second stock option grant, also a nonqualified stock option, permits Mr. Goldsmith to purchase 100,000 shares of our common stock over a 3-year period at the exercise price of $5.00 per share. We may terminate the employment agreement on his death, for a disability that prevents him from attending to his duties for sixty continuous days or 90 days during any 12 month period, if he commits a material breach of his contract or for Cause. However, if we terminate the agreement for any reason other than for Cause following the first year of employment, we would be obligated to pay him a severance payment consisting of all salary payable to him through the end of the term of the agreement. The agreement contains standard confidentiality and non-compete provisions, requiring Mr. Goldsmith to devote his full-time to his duties under the agreement.

2004 STOCK INCENTIVE PLAN

On March 5, 2004, our directors and shareholders adopted our 2004 Stock Incentive Plan. Pursuant to the terms of the plan, we can issue stock grants, stock options, stock appreciation rights and any combination of these rights to employees, officers, directors or consultants. We have 450,000 common shares reserved for issuance under this plan. The plan permits us to grant stock awards, which may be deferred, both incentive and nonqualified stock options as well as stock appreciation rights, either alone or in tandem with another award. The plan will be administered by a compensation committee, to be appointed by the board of directors, or in the absence of this committee, by our board of directors.

STOCK OPTIONS

2004 Stock Incentive Plan

      The following table sets forth stock options granted during 2005 pursuant to the Company's 2004 Stock Incentive Plan, to executive officers, certain other employees with highest remuneration, directors, and beneficial owners of more than 10 percent of any class of equity securities of the Company:

--------------------------------------------------------------------------------------
                   Number of Common    % of Total Options
                   Shares Underlying   Granted to Employees  Exercise       Expiration
Name               Options Granted     and Directors in FY   Price ($/Sh.)  Date
--------------------------------------------------------------------------------------
Mark D. Goldsmith (1)  200,000               61.54%          $0.01         February,2012
President,
CEO
                       100,000               30.77%          $5.00         February,2013

Richard Evans (2)
Director                25,000                7.69%          $5.00         June, 2010

(1) Pursuant to the terms of his employment agreement, Mr. Goldsmith received an aggregate 300,000 stock options, all of which are nonqualified stock options.

(2) Mr. Evans received the stock options for services rendered to the Company and are non-qualified stock options, exercisable at $5 per share over a five year period commencing upon grant.

Non-Plan Stock Options

      The following table sets forth stock options granted during 2005 pursuant to special grants made by the Board of Directors of the Company and not granted under the Company's 2004 Stock Incentive Plan or under the terms of any other stock option plan, to executive officers, certain other employees with highest remuneration, directors, and beneficial owners of more than 10 percent of any class of equity securities of the Company:

------------------------------------------------------------------------------------
                   Number of Common   % of Total Options
                   Shares Underlying  Granted to Employees Exercise        Expiration
Name               Options Granted    and Directors in FY  Price ($/Sh.)   Date

The Coates Family (1)
Voting Trust            75,000              100%            $0.01          June,2010

By resolution of the Company's Board of Directors, we granted a non-qualified stock option to purchase 75,000 shares of our common stock to the Coates Family Voting Trust in consideration of the technical support services rendered to the Company by George J. Coates. These options are exercisable during the five year period commencing upon the latter date of (i) December 31, 2005 or (ii) our receipt of certification by the EPA of our motorcycle for the emissions and durability standards applicable for 2006 through 2008.

LIMITATION OF LIABILITY AND INDEMNIFICATION

Our certificate of incorporation limits the liability of directors to the maximum extent permitted by the Delaware General Corporation Law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except liability for any of the following:

o     any  breach  of  their  duty  of  loyalty  to  the   corporation   or  its
      stockholders;

o acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

o     unlawful   payments  of  dividends  or  unlawful   stock   repurchases  or
      redemptions; or

o any transaction from which the director derived an improper personal benefit.

This limitation of liability does not apply to liabilities arising under the federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission.

Our bylaws provide that we must indemnify our directors and executive officers to the fullest extent permitted under the Delaware General Corporation Law and may indemnify our other officers, employees and other agents to the fullest extent permitted by law. Our bylaws also permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in this capacity, regardless of whether the bylaws would permit indemnification. Prior to the consummation of the offering, we will obtain an insurance policy covering directors and officers for claims they may otherwise be required to pay or for which we are required to indemnify them.

At present, there is no pending litigation or proceeding involving any of our directors, officers, employees or agents where indemnification will be required or permitted, and we are not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

                           RELATED PARTY TRANSACTIONS


We have in the past utilized funds loaned to us by George J. Coates to finalize the design and construction of our two prototype heavy cruiser motorcycles. Through March 4, 2004, Mr. Coates had provided us with $236,594 in funding on a revolving term loan basis. Mr. Coates loaned us $1,000 on March 3, 2003, $25,000 on July 3, 2003, $100,000 during August, 2003, $100,000 on November 30, 2003,
$594 through his wholly owned entity, Coates Precision Engineering, Ltd. on December 18, 2003, and $10,000 on December 30,2003. This aggregate $236,594 in loans was memorialized in an interest free, promissory note dated January 16, 2004.

On April 30, 2003, we received an exclusive sublicense from Coates International to make, use and sell motorcycle engines utilizing the CSRV System in the countries and their territories comprising North America, Central America and South America. In exchange for this exclusive sublicense, we issued 2,558,000 shares of our common stock to Coates International which at that time represented more than 50% of our equity shares. We also received a non-exclusive license to use CSRV valve seals solely for the manufacture of the CSRV System for incorporation into motorcycle engines throughout the same territory

 In addition, the terms of this exclusive sublicense included an anti-dilution right, providing Coates International with the right to continue to own in excess of 50% of our common stock at all times during the term of the sublicense. This anti-dilution right guaranteed that Coates International would be our majority and controlling shareholder throughout the sublicense period. On March 5, 2004, we amended our sublicense with Coates International, terminating the anti-dilution right we gave it in the sublicense and issued to it an additional 1,000,000 shares of our common stock. We amended our sublicense to remove the anti-dilution right so as to make the ownership of our shares more attractive to potential investors in this offering. On April 30, 2003, we also entered into a non-exclusive license agreement with the Coates Trust, George J. Coates and Gregory G. Coates to use and sell (not make or manufacture) motorcycle engines employing the CSRV System in all the countries of the world except in North America, Central America and South America. We also received a non-exclusive license to use CSRV valve seals solely for the manufacture of the CSRV System for incorporation into motorcycle engines throughout the same territory

In exchange for this non-exclusive license, we issued to George J. Coates, Gregory G. Coates and the Coates Family Trust an aggregate of 2,500,000 shares of our common stock, representing an approximate initial 49% ownership position in our Company at that time. On March 5, 2004, we amended our license, converting it from a non-exclusive to an exclusive license and obtaining the additional rights to manufacture, sublicense and franchise motorcycle engines utilizing the CSRV System, issuing an additional 5,924,000 shares of our common stock to the Coates family licensors as consideration for these additional license rights.

Coates International loaned us operating funds over the last two years of approximately $345,000 which, together with accrued interest of approximately $17,325 at December 31, 2004, represented an approximate debt of $362,200. Coates International has accepted 362,200 shares of our Series A Senior Convertible Preferred stock in full payment and satisfaction of this debt obligation. Similarly, Dr. Paul DiLorenzo loaned us $100,000 in October, 2003, pursuant to the terms of an unsecured promissory note, accruing interest at the rate of 5% per annum which, at December 31, 2004, represented total outstanding principal and accrued interest of $105,918. Dr. DiLorenzo , as well, agreed to accept 105,918 shares of our Series A preferred stock in full payment and satisfaction of our debt obligation to him. See "Preferred Stock" and "Financial Statements" below.

We also entered into a revolving credit note with a related company, Coates Precision Engineering Ltd., in the amount of $10,000. Interest on the outstanding principal balance is accrued at the prime rate during the loan period on an annual basis. The note is due on demand. The outstanding principal balance on this note at June 25, 2004, was approximately $550 and has been paid. Coates Precision Engineering, Ltd. is an entity owned by George J. Coates. Other than this loan transaction, we have no other relationship with this company.

During the first quarter of 2005, we issued 25,000 stock options to our director, Dr. Richard Evans for services rendered to the Company, all of which are nonqualified stock options, exercisable during the five year period following grant at an exercise price of $5.00 per share.

Three members of our Board of Directors loaned us an aggregate $175,000 during the first and second quarters of 2005. Dr. Frank Adipietro loaned us funds in the amounts of $50,000 in March, 2005, and $25,000 in June, 2005; Dr. Richard Evans loaned us funds in the amounts of $25,000 in March, 2005, and $25,000 in June, 2005, and; Walter Zahn loaned us funds in the amounts of $25,000 in April, 2005, and $25,000 in June, 2005. We issued six corporate promissory notes for these loans to our Board members, all of which accrue interest on the outstanding principal balances of 5%, per annum, and all are due and payable during calendar year 2006. In August, 2005, one of our directors, Dr. Richard Evans, loaned us $200,000 and we issued him our corporate promissory note which requires the payment of the outstanding principal balance and accrued interest on or before February 15, 2006. The note we gave to Dr. Evans accrues interest at the rate of 10% per annum.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


The following table sets forth the beneficial ownership of our 12,166,624 common shares outstanding as of December 15, 2005, by:


      each person or group of affiliated persons who owns more than 5% of our common stock, each of our directors, each of our executive officers, and all of our executive officers and directors as a group.

Except as indicated in the footnotes to this table and subject to community property laws where applicable, the persons named in this table have sole voting and investment power with respect to all of the that they beneficially own. Beneficial ownership and percentage ownership are determined in accordance with SEC rules. Our shares underlying our Series A convertible preferred stock and our stock options that are convertible or exercisable within 60 days from August 26, 2005 are deemed outstanding for computing the amount and the ownership percentage of the person or group holding such preferred stock, stock options and/or warrants but are not deemed outstanding for computing the ownership percentage of any other person or group.

                                                                                           PERCENTAGE OF SHARES
                                                                    -----------------------------------------------
                                                                                               AFTER OFFERING,
                                                                                            ASSUMING ALL 2,000,000
                                                                                            UNITS ARE SOLD AND ALL
                                                                                              2,000,000 WARRANTS
                                            AMOUNT AND NATURE OF                          INCLUDED IN THE UNITS ARE
NAME AND ADDRESS(1) OF BENEFICIAL OWNER     BENEFICIAL OWNERSHIP      BEFORE OFFERING             EXERCISED
----------------------------------------    --------------------      ---------------     -------------------------
Coates International, Ltd.(2)                    2,130,440               17.51%                  11.73%

Coates Family Voting Trust (3)                   8,431,500               69.30%                  46.41%
comprised of the following
beneficial owners and stock holding:

George J. Coates (3)                             3,007,500               24.72%                  16.56%
Gregory G. Coates (3)                            2,424,000               19.92%                  13.34%
Coates Trust (3)                                 3,000,000               24.66%                  16.51%

Shirley Naidel                                          --                   *                        *
Controller

Mark D. Goldsmith (4)                                    0                  --                       --
President, CEO
Director

Richard W. Evans (5)                                25,000                 .21%
..01%
Director

Frank J. Adipietro,Jr.,MD                                0                  --                       --
Director

Walter S. Zahn                                           0                  --                       --
Director

                                                    25,000                 .21%                     .01%
Executive Officers and Directors as a
group (5 persons)

(1) All addresses are c/o Coates Motorcycle Company, Ltd., 2100 Highway #34 & Ridgewood Road, Wall Township, New Jersey 07719. (2) Reflects the 1,500,000 Coates Motorcycle shares to be distributed by Coates International to its shareholders as a stock dividend scheduled to occur at our initial closing, which will reduce the aggregate shares owned by Coates International from 3,630,440 to 2,130,440. This total includes the 72,440 common shares into which the 362,200 shares of our Series A Convertible Preferred Stock that we issued to Coates International to offset a debt of $362,200, may be converted.

(3) On February 15, 2005, George J. Coates (3,007,500 shares), Gregory G. Coates (2,424,000 shares) and the Coates Trust , a family trust established under the laws of the Commonwealth of the Bahamas to receive future royalty payments and referred to herein as the "Royalty Trust," (3,000,000 shares) transferred all of their shares into a blind voting trust,the Coates Family Voting Trust (the "Voting Trust"). Pursuant to the terms of the Voting Trust, an unrelated and independent person, Paul DiLorenzo, M.D., was appointed trustee and given sole and exclusive voting power over the Company shares held in the Voting Trust. During the term of the Voting Trust, none of George J. Coates, Gregory G. Coates or the Royalty Trust may communicate with the independent trustee except to authorize a sale of their respective Company shares and, if sold, to request a cash distribution, or to notify the trustee if their shares must be transferred or sold pursuant to a court order or legal requirement. The term of the Voting Trust commenced on February 15, 2005 and continues for 10 years unless all the Company shares in the Voting Trust are sold or exchanged as a result of their sale, a merger or other capital transaction, or unless Company shares are not trading on the American Stock Exchange or other national stock exchange on or before February 15, 2006, in which cases, the Voting Trust will automatically terminate unless amended to extend the term. This total amount of shares does not include a 75,000 stock option grant awarded to the Voting Trust for technical support services rendered to the Company by George J. Coates because these options are not exercisable within the next sixty days.

Only the trustee of the Voting Trust has the sole and exclusive right to vote all of these shares under the terms of the Voting Trust. However, since under the terms of the Voting Trust George J. Coates, Gregory Coates or the Royalty Trust have the right to authorize the Trustee to sell part or all of their respective Coates Motorcycle shares, each is still deemed to be the beneficial owner of these shares under the applicable rules of the SEC. Because of this limited right to direct the Trustee to sell part or all of their Coates Motorcycle shares, we list George J. Coates, Gregory G. Coates and the Royalty Trust in the above table as the beneficial owners of the Coates Motorcycle shares transferred to the Voting Trust. Notwithstanding their listing above as the beneficial owners of these shares, George J. Coates, Gregory G. Coates and the Royalty Trust each disclaim such beneficial ownership.


Because George J. Coates is listed as the beneficial owner of the 3,007,500 Coates Motorcycle shares he transferred to the Voting Trust, we disclose the following information concerning his involvement in a past SEC civil proceeding. Ten years ago, the SEC commenced a civil proceeding against George J. Coates and Coates International in United States District Court, Southern District of New York which on August 3, 2001 was settled. The civil action alleged violations of federal securities laws in connection with certain private placements that occurred in the early 1990's. The principal settlement provisions required Mr. Coates to transfer ownership of Coates International's Wall Township business premises to Coates International, permitted Mr. Coates to retain title to the Coates patents as long as he reimbursed Coates International for the costs associated therewith, and required Coates International to undertake a registered rescission offer to certain private placement investors. George J. Coates agreed to use up to approximately $800,000 of his own funds first to buy back Coates International stock from those investors who chose rescission, with any required further rescission funds necessary to complete the rescission offer to be paid by Coates International. The rescission offer was completed in 1997 with 32 of the 328 private placement investors electing to rescind their investment. The 32 rescinding investors received $1,270,000 of rescission funds out of approximately $6,500,000 invested by these investors. Mr. Coates was assessed a fine of $40,000 by the court based upon four violations of federal securities disclosure laws in connection with the private placements. Specifically, the court found that the private placement offering documents used by Mr. Coates at the time misrepresented (1) that the CSRV System surpassed the emissions standards imposed by the EPA; (2) Harley Davidson's decision to discontinue testing the Coates prototype engines due to Harley's claims of malfunction; (3) that Coates International had a substantial number of firm orders for engines equipped with the Coates System that were actually provisional orders, and; (4) that Coates International owned the patents to the Coates System when, at the time, they were owned by Mr. Coates.


 (4) Does not include 300,000 stock options issued to Mr. Goldsmith pursuant to the terms of his employment contract, the first portion of which are not exercisable until February, 2006.

(5) Includes 25,000 stock options granted to Dr. Evans for services rendered to the Company, all of which are nonqualified stock options, exercisable during the five year period following grant at an exercise price of $5.00 per share.

DESCRIPTION OF SECURITIES

We are currently authorized by our Certificate of Incorporation to issue an aggregate 60,000,000 shares of capital stock including 50,000,000 shares of common stock, $.001 par value and 10,000,000 shares of "blank check" preferred stock, $.001 par value. At the date hereof, we have 12,073,000 shares of our common stock and 468,118 shares of our Series A Senior Convertible Preferred Stock outstanding .

OUR UNITS

Each of our units consists of two shares of common stock and one warrant to purchase one share of our common stock. The shares and the warrants included in the units will not trade separately until six months following the effective date of this prospectus, or the separation date. At the initial closing of our 750,000 minimum units, and at subsequent closings until our offering terminates, we will deliver only unit certificates to the investors. An investor can request physical delivery of the certificate and can immediately request that the unit certificate can be exchanged for stock and warrant certificates. If the investor does so before the separation date, the day our stock and warrants will begin trading separately, trades based on the stock and warrant certificates will not clear until trading in those securities commences.

COMMON STOCK

The holders of our common stock are entitled to one vote per share on all matters submitted to a vote of our shareholders. In addition, such holders are entitled to receive ratably such dividends, if any, as may be declared from time to time by our Board of Directors out of legally available funds. In the event of our dissolution or liquidation, the holders of our common stock are entitled to share ratably in all assets remaining after payment of all our liabilities and, if applicable, as well as all required prior payments with respect to any outstanding shares of our preferred stock. The holders of our common stock do not have any subscription, redemption or conversion rights, nor do they have any preemptive or other rights to acquire or subscribe for additional unissued or treasury shares.

OUR WARRANTS

Each unit of our offering includes one warrant. The warrants we will issue in this offering as part of our units may be exercised at any time beginning on the separation date and ending 60 months thereafter. Each warrant entitles the holder to purchase one share of common stock at an exercise price of $6.00 per share. This exercise price will be adjusted upon the occurrence of certain events, described below. A warrantholder will not be deemed a shareholder of our underlying common stock until the warrant is exercised.


Redemption of Warrants. We will have the right to redeem the warrants for the price of $.25 per warrant at any time beginning six months following the separation date on 30 days' written notice, provided that our common shares have closed on the stock exchange where they are trading at the price of no less than $10.00 per share for 20 consecutive trading days. In such event, we plan to file the appropriate registration statement to register the common shares underlying all of the outstanding warrants no later that 30 days following the 20th consecutive trading day that our common stock traded at a price higher than $10 per share and at which time our right to redeem our warrants commences. At present, we plan to use our best efforts to prepare and file the appropriate registration statement to register the common shares underlying our redeemable outstanding warrants under the Securities Act and. to the extent that the underlying shares do not qualify for one or more exemptions under state securities laws, we intend to register the shares with the relevant authorities. We will provide written notice to all warrantholders of record of the effectiveness of our registration statement. We intend to maintain an effective registration statement under the Securities Act for at least six (6) months from the date of effectiveness, during which period we will not exercise our rights to redeem any of the outstanding warrants. We commit to prepare, file and maintain the effectiveness of a registration statement, registering the common shares underlying our outstanding warrants only one time. We will be able to exercise our rights to redeem our warrants following the six month period of the effectiveness of our registration statement, or, commencing six months following the date we file our registration statement and despite our best efforts, it is not declared effective under the Securities Act or under any applicable state registration law, or there are not available state exemptions.

When available to us, we will send a written notice of redemption by first class mail to holders of the warrants at their last known addresses appearing on the registration records maintained by the transfer agent. In the event we call the warrants for redemption, the warrantholders will then have to decide whether to sell their warrants, exercise them or hold them for redemption. We will not be able to redeem any of the warrants unless the underlying common shares are covered by an effective registration statement, and this registration statement must be effective and in place for at least 30 calendar days after we mail our written notice of redemption to warrantholders. If the registration statement is effective when we mail our notice of redemption but ceases to be effective for the required 30 day notice period, the notice period will be automatically extended for that many days the registration statement ceases to be effective, unless waived in writing by the warrantholder.

Exercise of Warrants. Warrantholders may exercise their warrants only if the common shares underlying their warrants are covered by an effective registration statement and provided that the common shares issuable upon their exercise are qualified for sale under the securities laws of the state in which the warrantholder resides. To exercise a warrant, a warrantholder must deliver to our transfer agent the warrant certificate on or before the warrant expiration date or the redemption date, as the case may be, with the form on the reverse side of the warrant certificate fully executed and completed as instructed on the certificate, accompanied by payment of the full exercise price for the number of warrants being exercised. We will not issue any fractional shares of common stock upon exercise of the warrants.

Adjustments to the Warrant Exercise Price. The exercise price of the warrants will be adjusted if we declare any stock dividends to our stockholders or if we effect a stock split or share combination in connection with our common stock. If we effect a stock split or stock combination involving our common stock, the warrant exercise price in effect immediately prior to the stock split or combination will be proportionately reduced or increased, as the case may be. Any adjustment to the warrant exercise price will also result in an adjustment to the number of our common shares underlying a unit warrant or, if we elect, an adjustment of the number of warrants outstanding.

In order for investors to exercise our warrants, the shares of common stock underlying our warrants must be covered by an effective registration statement and, in addition, if the issuance of our common shares underlying the warrants is not exempt under applicable state securities laws, we will be required to utilize our best efforts to register such shares with applicable state securities commissions. We intend to have a registration statement current when the warrants are exercised and, to the extent that the underlying shares do not qualify for one or more exemptions under state securities laws, we intend to register the shares with the applicable state securities commissions. Investors should be aware, however, that we cannot provide absolute assurances that state exemptions will be available to us, that the state securities commissions will permit us to register the underlying common shares, or that we will have an effective registration statement in place at time warrantholders intend to exercise their warrants. These uncertainties surrounding registration of the shares underlying our warrants may have an adverse effect on the market demand for our warrants and the prices available in the public market that a warrantholder can obtain upon their resale.

PREFERRED STOCK

Our board of directors may, without further action by our stockholders, from time to time, direct the issuance of shares of preferred stock in series and may, at the time of issuance, determine the rights, preferences and limitations of each series. Satisfaction of any dividend preferences of outstanding shares of preferred stock would reduce the amount of funds available for the payment of dividends on shares of common stock. Holders of shares of preferred stock may be entitled to receive a preference payment in the event of any liquidation, dissolution or winding-up of Coates Motorcycle before any payment is made to the holders of shares of common stock. Under certain circumstances, the issuance of shares of preferred stock may render more difficult or tend to discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of our securities or the removal of incumbent management. Upon the affirmative vote of a majority of the total number of directors then in the office, our board of directors, without stockholder approval, may issue shares of preferred stock with voting and conversion rights which could adversely affect the holders of shares of common stock.

The Board of Directors of the Company authorized the issuance of up to 1,000,000 shares of Preferred Stock designated as Series A Senior Convertible Preferred Stock of which 468,118 shares are issued and outstanding as of August 12, 2005 (the "Series A Stock").

Series A Stockholders do not have a right to cast a vote on shareholder matters. The holders of Series A Stock are entitled to receive semi-annual cumulative dividends before any dividends are declared and paid upon the Common Stock, calculated against their stated value price of $1.00 per share at the rate of 10% annually. In the event of a liquidation, dissolution or winding up of the affairs of the Company and after payment of its debts and liabilities, the holders are entitled to be paid out of the remaining assets a liquidation price of $1.00 per share of Series A Stock.

We have the right to redeem or buy back part or all of the Series A Stock anytime after their issuance by paying to the holders the liquidation price ($1.00 per share) and any accumulated but unpaid dividends. Holders of the Series A Stock can convert their shares into our Common stock at any time after their issuance into such number of common shares arrived at by dividing the aggregate of the stated value and any accrued but unpaid dividends by five (5).

ANTITAKEOVER EFFECTS

Provisions of Delaware law, our certificate of incorporation, our bylaws and contracts to which we are a party, could have the effect of delaying or preventing a third party from acquiring us, even if the acquisition would benefit our stockholders. These provisions are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and in the policies formulated by the board of directors and to discourage types of transactions that may involve an actual or threatened change of control of Coates Motorcycle. These provisions are designed to reduce our vulnerability to an unsolicited proposal for a takeover that does not contemplate the acquisition of all of our outstanding shares, or an unsolicited proposal for the restructuring or sale of all or part of Coates Motorcycle.

Delaware anti-takeover statute. We are subject to the provisions of Section 203 of the Delaware General Corporation Law, an anti-takeover law. Subject to exceptions, the statute prohibits a publicly-held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

o Prior to such date, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

o Upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding, those shares owned (1) by persons who are directors and also officers and (2) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

o On or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

For purposes of Section 203, a "business combination" includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder, with an "interested stockholder" being defined as a person who, together with affiliates and associates, owns, or within three years prior to the date of determination whether the person is an "interested stockholder," did own, 15% or more of the corporation's voting stock.

In addition, provisions of our certificate of incorporation and bylaws may have an anti-takeover effect. These provisions may delay, defer or prevent a tender offer or takeover attempt of our company that a stockholder might consider in his or her best interest, including those attempts that might result in a premium over the market price for the shares held by our stockholders. The following summarizes these provisions.

Authorized but unissued shares. Our authorized but unissued shares of common stock and preferred stock are available for our board to issue without stockholder approval. We may use these additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit. plans. The existence of our authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of our company by means of a proxy context, tender officer, merger or other transaction.

Indemnification. Our bylaws require us to indemnify our directors and officers to the fullest extent permitted by Delaware law. We have entered into indemnification agreements with all of our directors and executive officers and have purchased directors' and executive officers' liability insurance. In addition, our certificate of incorporation limits the personal liability of our board members for breaches by the directors of their fiduciary duties to the fullest extent permitted under Delaware law.

TRANSFER AGENT

The transfer agent and registrar for our units, warrants and common stock is American Stock Transfer and Trust Company and its address is 6201 15th Avenue, Brooklyn, New York 11219.

THE AMERICAN STOCK EXCHANGE


We intend to apply to have our common stock and warrants approved for trading and quotation on the American Stock Exchange under the trading symbols ["CJF"] and ["CJF.WS"], respectively. Upon effectiveness of our registration statement, 10,561,940 common shares held by our affiliates will be eligible for resale pursuant to Rule 144. Rule 144 provides an exemption from the registration requirements of the Securities Act if a person has beneficially owned our common shares for at least one year. Our affiliates, however, have agreed not to sell any of their common shares during the 6 month period following the termination of our offering. Thereafter, our affiliates will be permitted to sell their shares in broker's transactions subject to, among other requirements, certain volume limitations.

                        SHARES ELIGIBLE FOR FUTURE SALES

In addition to the 3,558,000 common shares we issued to Coates International for the sublicense it granted to us, an aggregate 8,431,500 shares are held by the Coates Family Voting Trust, all of which shares were previously issued to George
J. Coates, Gregory Coates and the Coates Trust in exchange for the license granted to us. We also issued 10,000 common shares to George J. Coates for his capital contribution of $100,000. In November, 2003, we issued 2,000 shares to two of our former directors and two other individuals for services rendered to us and, as required pursuant to Coates International's then effective anti-dilution right, a corresponding 8,000 shares to Coates International. We also issued 50,000 shares and 100,000 common stock purchase warrants to our consultant, Chapman, Spira & Carson, LLC, for services rendered to us. In 2005 we authorized the creation of Series A Convertible Preferred Stock to satisfy debts owed to our affiliates and the issued 468,118 of these shares to satisfy two principal debt obligations due Coates International and Paul DiLorenzo. These preferred shares are presently convertible into 93,624 shares of our common stock. Pursuant to the terms of his employment agreement, we issued a total of 300,000 stock options to our President, Mark D. Goldsmith. Upon the successful consummation of our offering and sale of the maximum 2,000,000 units, and assuming further the exercise of all 2,000,000 warrants included in the units, the conversion of our Series A Convertible Preferred Stock and the exercise of the outstanding 400,000 stock options, we will have an aggregate 18,641,124 shares of our common stock outstanding. Assuming the successful consummation of our offering with only the sale of the minimum 750,000 units, and assuming further the exercise of the 750,000 warrants in the minimum units as well as the conversion of the preferred shares and exercise of the stock options described in the previous sentence, we will have an aggregate 14,891,124 common shares outstanding. Of these respective 18,641,124 and 14,891,124 shares outstanding after the offering, 7,500,000 and 3,750,000, respectively, will be freely tradable without restriction under the Securities Act. Our affiliates, comprised of our officers, directors and affiliates such as Coates International and the Coates Family Voting Trust, will own 10,608,124 of these common shares. All of these 10,608,124 common shares owned by our affiliates will be eligible for sale under Rule 144 described below one year after their issuance in regulated broker's transactions subject to, among other requirements, a sales volume limitation and provided that we are current in filing all of our reports with the Securities and Exchange Commission. As part of our agreement with our underwriter, all of our officers, directors and affiliated persons have agreed not to sell any of their Company shares during the 180 days subsequent to the final closing relating to the offering, which offering will terminate 90 days after the date this prospectus is declared effective, unless extended for an additional 90 days.

RULE 144

Under Rule 144 as currently in effect, a person who has beneficially owned restricted shares of common stock for at least one year, including the holding period of any prior owner who is not an affiliate, would be entitled to sell a number of the shares within any three-month period equal to the greater of 1% of the then outstanding shares of the common stock or the average weekly reported volume of trading of the common stock on the any market during a four calendar week period.

Immediately after the offering, 1% of our outstanding shares of common stock, assuming the exercise of all 2,000,000 warrants included in our units, would equal approximately 186,411 shares. Under Rule 144, restricted shares are subject to manner of sale and notice requirements and requirements as to the availability of current public information concerning us.

RULE 144(K)

Under Rule 144(k), a person who is not deemed to have been an affiliate at any time during the 90 days preceding a sale, and who has beneficially owned the shares proposed to be sold for at lest two years, including the holding period of any prior owner who is not an affiliate, is entitled to sell such shares without regard to the volume or other limitations of Rule 144 just described.

RULE 701

In general, under Rule 701 of the Securities Act as currently in effect, each of our directors, officers, employees, consultants or advisors who purchased shares from us before the date of this prospectus in connection with a compensatory stock plan or other written compensatory agreement plan or other written compensatory agreement is eligible to resell such shares 90 days after the effective date of this offering in reliance on Rule 144, but without compliance with restrictions, including the holding period, contained in Rule 144.

STOCK PLANS

On March 5, 2004, we adopted our 2004 Stock Incentive Plan, reserving 450,000 shares of our common stock for issuance to our employees, officers, directors, consultants and advisors. In 2005, we issued 325,000 stock options under our plan to our officers and directors and a non-plan, 75,000 stock option to the Coates Family Voting Trust for services rendered to us by George J. Coates. See "Related Party Transactions" above.

                              PLAN OF DISTRIBUTION

No public trading market currently exists for our units, common stock or warrants. We intend to apply to list our common stock and warrants for trading on the American Stock Exchange. Baird, Patrick and Co., Inc. of New York, New York, has agreed to act as the Underwriter of our offering on a "best efforts" basis. This means that the Underwriter has not committed to buy any of our units but shall use its best efforts to sell our units for us.

We have agreed to pay our underwriter a 10% sales commission on the units sold in the minimum offering, plus a 2% non-accountable expense allowance, and a 6% sales commission, plus a .96% non-accountable expense allowance on the units sold thereafter based upon the amount of the gross proceeds received from the sale of our units.


Our underwriter will utilize its best efforts to sell the minimum 750,000 units and deposit into escrow gross proceeds of $7,687,500 before our offering terminates. Each subscriber's check will be made payable to the escrow agent and the underwriter will deposit these proceeds, by noon of the next business day following receipt, into an escrow account at HSBC Bank USA, 452 Fifth Avenue, New York, New York. Our offering will terminate 90 days following the effectiveness of this prospectus, unless we extend it for an additional 90 days. If we have not sold the 750,000 minimum units in this offering and deposited into our escrow account investors' gross proceeds of $7,687,500 by our scheduled or extended offering termination date, all proceeds held in escrow shall be promptly returned to investors without interest. Once we have sold the minimum 750,000 units we will release all proceeds from escrow and have an initial closing. We will continue to hold further closings on units sold up to the 2,000,000 maximum units offered until our offering terminates.


Our units in this offering contain two common shares and one warrant. Each warrant entitles its holder to purchase one share of our common stock at the exercise price of $6.00 at any time after our common shares and warrants begin to trade separately during the five year period after the effective date of this prospectus. Our warrants will only be exercisable if we have an effective registration statement covering the common shares underlying our warrants. We cannot assure investors that we will have an effective registration statement in effect at the time they seek to exercise their warrants. Starting six months after this offering becomes effective we will be able to redeem our warrants at the price of $.25 each, by giving their holders at least 30 days' notice at any time after the closing price of our common stock for 20 consecutive trading days on the stock exchange where it is traded is no less then $10 per share.

THE STOCK DIVIDEND


We have agreed to register 1,500,000 shares of our common stock in this prospectus on behalf of Coates International. We are registering these shares so that they can be distributed by Coates International to its shareholders as a stock dividend. Pursuant to the terms of the stock dividend, holders of record will receive one share of our common stock for each 29.871 shares of Coates International owned by them. Accordingly, Coates International stockholders as of the closing of the minimum will receive one of our common shares for each
29.871 shares of Coates International common stock they own simultaneously with the consummation of this offering. No stock dividend will be issued on fractional shares. The 1,500,000 dividend shares, being registered in this prospectus, will be distributed to the Coates International stockholders on condition that they are registered under the Securities Act and we successfully sell the minimum 750,000 units in this offering. Upon the successful closing of the sale of the minimum 750,000 units, the certificates representing the 1,500,000 dividend shares, issued in the names of the eligible Coates International stockholders will bear a restrictive legend, designating these shares as non-transferable until one year after the effective date of this prospectus.
Following the expiration of this no-transfer period, these shares will be eligible for resale pursuant to Rule 144 by the Coates International shareholders. We have no plan to register these shares for resale. In the event that we are not successful in selling all 750,000 minimum units pursuant to the terms of our offering, the stock dividend will be automatically canceled. The Coates Family Voting Trust has waived its rights to participate in this stock dividend.


                                  LEGAL MATTERS


The validity of the units, warrants and common stock offered hereby has been provided for us by Joseph J. Tomasek, Esq., Somerville, New Jersey.

                                     EXPERTS

Rosenberg Rich Baker Berman & Company, independent auditors, have audited our consolidated financial statements at December 31, 2004 and for the year ending December 31, 2003, as set forth in their report. We have included our financial statements in the prospectus and elsewhere in the registration statement in reliance on Rosenberg Rich Baker Berman & Company's report, given on their authority as experts in accounting and auditing.

                       WHERE YOU CAN FIND MORE INFORMATION


We have filed with the Securities and Exchange Commission a registration statement on Form SB-2, pursuant to the Securities Act of 1933, as amended covering the units offered by this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits thereto. For more information about the units and us, you should read the registration statement and related exhibits, annexes and schedules. You may inspect and copy the registration statement and related exhibits, annexes and schedules at the Commission's Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Information about the operation of the Public Reference Room of the Commission may be obtained by calling the Commission at 1-800-SEC-0330. In addition, the Commission maintains an Internet website that contains reports, proxy and information statements and other information regarding registrants, like we will be after this offering, that file electronically with the Commission. The address of the website is: http://www.sec.gov.

                         COATES MOTORCYCLE COMPANY, LTD.
                          (A DEVELOPMENT STAGE COMPANY)

                              FINANCIAL STATEMENTS

                               SEPTEMBER 30, 2005

                         COATES MOTORCYCLE COMPANY, LTD.
                          (A DEVELOPMENT STAGE COMPANY)
                                  BALANCE SHEET
                               SEPTEMBER 30, 2005
                                   (UNAUDITED)

                                     Assets

Current Assets
   Cash                                                               $    91,640
   Inventory                                                               28,587
   Deposit                                                                  1,000
                                                                      -----------
       Total Current Assets                                               121,227

Tax refund receivable                                                      27,000

Deferred offering costs                                                   363,371

Property and Equipment,  net of
   accumulated depreciation of $38,796                                      5,390
                                                                      -----------

       Total Assets                                                       516,988
                                                                      ===========

                      Liabilities and Stockholders' Equity

Current Liabilities
    Accounts payable and accrued expenses                                 204,467
   Notes payable - related parties                                        375,000
                                                                      -----------
       Total Current Liabilities                                          579,467

Customer deposits                                                           4,500
                                                                      -----------
       Total Liabilities                                                  583,967

Stockholders' Equity
 Common stock, $.001 par value, 50,000,000 shares authorized,
   12,048,000 shares issued and outstanding                                12,048
 Preferred series A, $.001 par value 10,000,000 shares authorized,
   468,118 shares issued and outstanding                                      468
 Additional paid-in capital                                             2,209,446
 Deferred compensation                                                   (803,944)
 Deficit accumulated during the development stage                      (1,484,997)
                                                                      -----------
       Total Stockholders' Equity                                         (66,979)
                                                                      -----------
       Total Liabilities and Stockholders' Equity                     $   516,988
                                                                      ===========

See notes to the financial statements and accountants' report.

                         COATES MOTORCYCLE COMPANY, LTD.
                          (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF OPERATIONS
                                   (UNAUDITED)

                                                                                                                      MARCH 18,
                                                                                                                     2003 (DATE
                                                THREE MONTHS    THREE MONTHS      NINE MONTHS      NINE MONTHS           OF
                                                   ENDED           ENDED             ENDED             ENDED          INCEPTION)
                                                 SEPTEMBER      SEPTEMBER 30,     SEPTEMBER 30,     SEPTEMBER 30,   TO SEPTEMBER
                                                  30, 2005         2004              2005              2004          30, 2005
                                                ------------     ------------     ------------     ------------     ------------
Revenues                                        $         --     $         --     $         --     $          0     $          0

 Operating Expenses
   General and administrative expenses                74,595          180,331          342,593          593,806
                                                                                                                         112,465
   Research and development                           17,580                9           67,639          281,045
                                                                                                                          55,000
   Depreciation                                        5,638              720            1,440           38,796
                                                                                                                          16,914
   Stock based compensation                           83,167               --          568,306               --          601,306
                                                ------------     ------------     ------------     ------------     ------------
      Total Operating Expenses                       113,194          820,551          411,672        1,514,953
                                                                                                                         180,980
                                                ------------     ------------     ------------     ------------     ------------

Loss from Operations                                (180,980)        (113,194)        (820,551)        (411,672)      (1,514,953)

Other Income and Expense:
     Interest expense                                     --           (3,635)              --           (8,200)         (23,240)
     Interest income                                       6                2                7                4              117
                                                ------------     ------------     ------------     ------------     ------------
        Other Income and Expense                           6           (3,633)               7           (8,196)         (23,123)
                                                ------------     ------------     ------------     ------------     ------------

Loss before benefit from income taxes               (180,974)        (116,827)        (820,544)        (419,868)      (1,538,076)

     Benefit from income taxes                            --               --           26,300               --           53,079
                                                ------------     ------------     ------------     ------------     ------------

Net Loss                                        $   (180,974)    $   (116,827)    $   (794,244)    $   (419,868)    $ (1,484,997)
                                                ============     ============     ============     ============     ============

Net Loss per common share, basic and diluted    $       (.02)    $       (.01)    $       (.07)    $       (.04)    $       (.15)
                                                ============     ============     ============     ============     ============

Weighted average shares of common stock
   Outstanding, basic and diluted                 12,048,000       12,050,000       12,048,849       10,426,791        9,608,882
                                                ============     ============     ============     ============     ============

See notes to the financial statements and accountants' report.

                         COATES MOTORCYCLE COMPANY, LTD.
                          (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)

                                                                                                             MARCH 18,
                                                                     NINE MONTHS         NINE MONTHS        2003 (DATE OF
                                                                       ENDED               ENDED            INCEPTION) TO
                                                                    SEPTEMBER 30,       SEPTEMBER 30,       SEPTEMBER 30,
                                                                        2005                 2004               2005
                                                                   ---------------     ---------------     ---------------
Cash flows from operating activities:
   Net loss                                                        $      (794,244)    $      (419,868)    $    (1,484,997)
     Adjustments to reconcile cash used by operating activities
     Stock based compensation                                              568,306                  --             601.306
     In kind contribution of shareholder                                        --                  --              12,000
     Depreciation                                                           16,914               1,440              38,796
   Changes in operating assets and liabilities
     Inventory                                                                  --             (28,587)
                                                                                                                   (28,587)
     Tax refund receivable                                                 (27,000)                 --             (27,000)
     Accounts payable and accrued expenses                                 (15,458)             56,280             227,708
     Customer deposits                                                      (1,000)              3,500
                                                                   ---------------     ---------------     ---------------
          Net cash used by operating activities                           (281,069)           (362,148)           (657,274)

Cash flows from investing activities:
     Payment of security deposit                                                --             (25,000)                 --
     Purchases of property and equipment                                        --              (6,000)            (44,186)
                                                                   ---------------     ---------------     ---------------
          Net cash used by investing activities                                 --             (31,000)            (44,186)

Cash flows from financing activities:
     Proceeds from related party loans                                     375,000                  --             375,000
     Proceeds from related party loans (converted to equity)                    --             327,736             344,877
     Proceeds from other loans (converted to equity)                            --             100,000             100,000
     Proceeds from officer's loans (forgiven)                                   --                  --             236,594
     Deferred offering costs paid                                          (30,002)            (35,000)           (363,371)
     Proceeds from the issuance of common stock                                 --                  --             100,000
                                                                   ---------------     ---------------     ---------------
          Net cash provided by financing activities                        344,998             392,736             793,100

                                                                   ---------------     ---------------     ---------------
Net increase in cash and equivalents                                        63,929                (412)             91,640

Cash and equivalents at beginning of period                                 27,711              12,260                  --
                                                                   ---------------     ---------------     ---------------

Cash and equivalents at end of period                              $        91,640     $        11,848     $        91,640
                                                                   ===============     ===============     ===============

See notes to the financial statements and accountants' report.

                         COATES MOTORCYCLE COMPANY, LTD.
                          (A DEVELOPMENT STAGE COMPANY)
                        STATEMENT OF STOCKHOLDERS' EQUITY
                                   (UNAUDITED)



                                               Preferred Series A Stock                  Common Stock                 Additional
                                             ------------------------------     --------------------------------        Paid-In
                                               Shares            Amount            Shares            Amount            Capital
                                             ------------     -------------     --------------    --------------     -------------
Balance as of March 18, 2003
   (Date of Inception)                                 -   $             -   $              -  $              -   $             -

Issuance of common shares                                                              10,000                10            99,990
Shares issued to Coates International, Ltd.
   in exchange for exclusive sub-license                                            2,550,000             2,550           (2,550)
Shares issued to George Coates, Gregory
   Coates and the Coates Trust in exchange
   for a non-exclusive license                                                      2,500,000             2,500           (2,500)
Shares issued for services                                                             58,000                58            28,942
Shares issued pursuant to anti-dilution
   Rights                                                                               8,000                 8             3,992
In   kind    contribution    of    majority                                                 -                 -            12,000
shareholder
Officers' forgiveness of loan                                                               -                 -           236,594
Net loss                                                                                    -                 -                 -
                                             ------------     -------------     --------------    --------------     -------------

Balance as of December 31, 2003                        -                 -          5,126,000             5,126           376,468
                                             ------------     -------------     --------------    --------------     -------------

Shares issued to Coates International, Ltd.
   in exchange for amendment to exclusive
   sub-license                                                                      1,000,000             1,000           (1,000)
Shares issued to George Coates, Gregory
   Coates and the Coates Trust in exchange
   for amendment to the non-exclusive
   License                                                                          5,924,000             5,924           (5,924)
Shares issued to convert outstanding debt
   into equity                                   468,118               468                                                467,650
Net loss                                                                                    -                 -                 -
                                             ------------     -------------     --------------    --------------     -------------

Balance as of December 31, 2004                  468,118               468         12,050,000            12,050           837,194
                                             ------------     -------------     --------------    --------------     -------------

Stock options granted for deferred comp.                                                                                  998,000
Stock options granted for services                                                                                        374,250
Amortization of deferred comp.
Cancelled shares issued to director                                                   (2,000)               (2)                 2
Net loss                                                                                    -                 -                 -
                                             ------------     -------------     --------------    --------------     -------------
Balance as of September  30, 2005                468,118   $           468   $     12,048,000  $         12,048   $     2,209,446
                                             ============     =============     ==============    ==============     =============


                                                                     Deficit
                                                                  Accumulated          Total
                                                                   During the       Stockholders'
                                                   Deferred         Development         Equity
                                                Compensation          Stage         (Impairment)
                                                --------------    --------------    --------------
Balance as of March 18, 2003
   (Date of Inception)                       $              -  $              -  $              -

Issuance of common shares                                                     -           100,000
Shares issued to Coates International, Ltd.
   in exchange for exclusive sub-license                                      -                 -
Shares issued to George Coates, Gregory
   Coates and the Coates Trust in exchange
   for a non-exclusive license                                                -                 -
Shares issued for services                                                    -            29,000
Shares issued pursuant to anti-dilution
   Rights                                                                     -             4,000
In   kind    contribution    of    majority                                   -            12,000
shareholder
Officers' forgiveness of loan                                                 -           236,594
Net loss                                                              (350,048)         (350,048)
                                                --------------    --------------    --------------

Balance as of December 31, 2003                             -         (350,048)            31,546
                                                --------------    --------------    --------------

Shares issued to Coates International, Ltd.
   in exchange for amendment to exclusive
   sub-license                                                                                  -
Shares issued to George Coates, Gregory
   Coates and the Coates Trust in exchange
   for amendment to the non-exclusive
   License                                                                                      -
Shares issued to convert outstanding debt
   into equity                                                                            468,118
Net loss                                                              (340,705)         (340,705)
                                                --------------    --------------    --------------

Balance as of December 31, 2004                             -         (690,753)           158,959
                                                --------------    --------------    --------------
Stock options granted for deferred comp.            (998,000)
Stock options granted for services                        -0-                             374,250
Amortization of deferred comp.                        194,056               -0-           194,056
Cancelled shares issued to director                                                             -
Net loss                                                              (794,244)         (794,244)
                                                --------------    --------------    --------------
Balance as of September  30, 2005            $      (803,944)  $    (1,484,997)  $       (66,979)
                                                ==============    ==============    ==============


See notes to the financial statements and accountants' report.

                         Coates Motorcycle Company, Ltd.
                          (A Development Stage Company)
                        Notes to the Financial Statements

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Organization
     Coates Motorcycle Company, Ltd. (The Company) was incorporated in the State of Delaware on July 21, 1995 under the name of Coates Technologies, Inc. On March 18, 2003 (date of inception) the Company amended it articles of incorporation to increase its number of authorized common shares and change its name to Coates Motorcycle Company, Ltd. Prior to March 18, 2003, the Company had never issued any shares of its common stock and did not have any financial transactions.

     The Company, located in New Jersey, has completed the design phase of its initial line of "heavy cruiser" motorcycles and is now entering into the manufacturing and distribution phase.

Basis of Financial Statement Presentation
     The financial statements of the Company have been prepared assuming the Company will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has never been profitable and has incurred losses from operations of $1,484,997 for the period from March 18, 2003 (date of inception) to September 30, 2005. The Company expects that losses from operations may continue through 2005 and the Company anticipates that it may require additional financing in 2005. These factors raise substantial doubt about the Company's ability to continue as a going concern. The Company's plans include the production of motorcycles for sale and the recognition of revenue for the first time and to sub-license its technology to other motorcycle manufacturers. The Company also plans on raising operating capital through an initial public offering.

Use of Estimates
     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Fair Value of Financial Instruments
     For cash, accounts payable and customer deposits, the carrying amount approximates fair value because of the short term maturity of these instruments.

     Fair value estimates are made at a specific point in time, based on relevant information and information about the financial instrument. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

Net Loss Per Share
     Loss per share, in accordance with the provisions of Financial Accounting Standards Board No. 128, "Earnings Per Share", is computed by dividing the net loss by the weighted average number of common shares outstanding during the period. The effect of assuming the exercise of the outstanding stock warrants would be anti-dilutive. Dividends related to the preferred Series A Stock would not affect the earnings per share calculations.

Research and Development Costs
     Research and development costs are charged to operations as incurred.

Inventory
     Inventories are stated at the lower of cost or fair market value determined by the first-in first-out method of accounting. Inventory as of September 30, 2005 in the amount of $28,587 consisted of motorcycle parts that are part of work in process.

Revenue Recognition
     The Company has not recognized any revenue from the sale of motorcycles. The Company has received advance payments for motorcycles that are shown as customer deposits in the liability section of the balance sheet. The Company's policy is to recognize revenue when the motorcycles are shipped and title passes to the buyer.

                         Coates Motorcycle Company, Ltd.
                          (A Development Stage Company)
                        Notes to the Financial Statements

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Property, Plant and Equipment
     Property, plant and equipment are stated at cost. Depreciation is computed using the straight line method over the estimated useful life of the assets. Leasehold improvements are expensed over the life of the lease and equipment from 5 to 7 years. Repairs and maintenance expenditures, which do not extend the useful lives of the related assets, are expensed as incurred.

     In the event that facts and circumstances indicate that long-lived assets may be impaired, an evaluation of recoverability would be performed and, accordingly, a determination of the write-down related to the specific assets made.

Stock Based Compensation
     The Company accounts for stock issued for services based on Financial Accounting Standard (SFAS) No. 123, "Accounting for Stock-Based Compensation". The statement generally suggests, but does not require, stock-based compensation transactions to be accounted for based on the fair value of the services rendered or the fair value of the equity instruments issued, whichever is more reliably measurable.

     In accordance with Statement of Financial Accounting Standards (SFAS) No. 148, "Accounting for Stock Based Compensation - Transition and Disclosure", the Company accounts for stock-based compensation to employees using the intrinsic value method as prescribed under Accounting Principles Board Opinion No.25, "Accounting for Stock Issued to Employees" and the related interpretations; and provides the disclosure only provisions of SFAS No. 148.

Income Taxes
     In accordance with the provisions of Financial Accounting Standards No. 109, "Accounting for Income Taxes", deferred taxes are recognized for operating losses that are available to offset future taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. The Company incurred net operating losses for financial reporting and tax reporting purposes. Accordingly, the benefit from income taxes has been offset by a valuation allowance against the related deferred tax asset.

SUPPLEMENTAL DISCLOSURE OF CASH FLOWS

     Cash and cash equivalents for purposes of the cash flow statement is comprised of cash and short-term, highly liquid investments with maturities of three months or less.

     There were no cash payments made for interest expense. Payments for income taxes totaled $700 for the periods presented.

During 2003, the Company issued 2,550,000 shares of its common stock valued at $.0 to acquire an exclusive sublicense from a related party.

During 2003, the Company issued 2,500,000 shares of its common stock valued at $.0 to acquire a non-exclusive license agreement from a related party.

During 2003, the Company issued 8,000 shares of its common stock valued at $4,000 pursuant to an antidilution right to a related party.

During 2004, the Company issued another 1,000,000 shares of its common stock valued at $.0 for an amendment to its sublicense agreement with a related party.

During 2004, the Company issued another 5,924,000 shares of its common stock valued at $.0 for an amendment to its non-exclusive license agreement with a related party.

During 2004, loans totaling $444,877 and accrued interest of $23,241 were converted into 468,118 shares of Series A preferred stock.

During 2005, 300,000 stock options valued at $998,000 were granted to our Chief Executive Officer for stock based compensation.

During 2005, 100,000 stock options valued at $374,250 were granted to related parties for services rendered.

During 2005, 2,000 shares issued to a former director were cancelled.


CONCENTRATIONS OF CREDIT RISK

     The Company maintains cash balances in financial institutions which are insured by the Federal Deposit Insurance Corporation up to $100,000. Balances in these accounts may, at times, exceed the federally insured limits.

                         Coates Motorcycle Company, Ltd.
                          (A Development Stage Company)
                        Notes to the Financial Statements

PROPERTY AND EQUIPMENT

     Property  and  equipment  at  cost,  less   accumulated   depreciation  and
amortization, consists of the following:

Equipment                                                $            6,600
Leasehold improvements                                               37,586
                                                             ---------------
 Subtotal                                                            44,186
Less accumulated depreciation and amortization                     (38,796)
                                                             ---------------
 Total                                                   $            5,390
                                                             ===============


     Depreciation is computed using the straight line method of depreciation over the estimated useful lives of the assets. Leasehold improvements are depreciated over the remaining life of the lease.

INCOME TAXES

      The Company's total deferred tax asset and valuation allowance are as follows at September 30, 2005:

Total deferred tax asset                     $        593,998
Less valuation allowance                            (593,998)
                                               ---------------
Net deferred tax assets                      $              -
                                               ===============


     The difference between income tax benefits in the financial statements and the tax benefit computed at the applicable statutory rates of 40% at September 30, 2005 is as follows:

Tax benefit                                                40 %
Valuation allowance                                       (37)%
                                               ---------------
Effective tax rate                                          3 %
                                               ===============

     As of September 30, 2005, the Company has available approximately $1,484,997 of net operating losses and carry forwards that may be used to reduce future federal taxable income and expire between December 31, 2021 and 2022.

     During 2004 the Company entered into an agreement under which it sold its unused New Jersey Net Operating Loss ("NOL") Carryover Research and Development Tax Credits ("R&D Credits") to corporate taxpayers in New Jersey. As a result, the Company realized a tax benefit of $26,779 from the sale of NOL Carryovers totaling $350,048 and no NJ NOLs are available at this time.

     During 2005 the Company sold its remaining New Jersey NOL carryovers for approximately $27,000. This amount is reported as tax refunds receivable as at September 30, 2005.

                         Coates Motorcycle Company, Ltd.
                          (A Development Stage Company)
                        Notes to the Financial Statements

NOTES PAYABLE-RELATED PARTIES

     During the nine months ending September 30, 2005 the Company issued a total of seven promissory notes to three of its Directors in order to fund operations. The amount of the loans totaled $375,000.

     These obligations are unsecured and bear interest at 10% per annum. $100,00 of the loans are due on December 1, 2005, $200,000 are due on February 15, 2006 and $75,000 are due on March 1, 2006.The $100,000 note due on December 1, 2005 has not been paid and a new maturity date of May 1, 2006 is being negotiated.

RELATED PARTY TRANSACTIONS

     The Company acquired an exclusive sublicense for North America, South America and Central America and their territories (collectively, the "Western Hemisphere") from Coates International, Ltd. to make, use and sell motorcycles utilizing the Coates technology. In exchange for this exclusive sublicense, the Company issued 2,550,000 shares of its common stock to Coates International, Ltd. which became by virtue of such issuance the parent corporation of the Company. In addition, the terms of this exclusive sublicense included an anti-dilution right, providing Coates International, Ltd. with the right to continue to own in excess of 50% of the Company at all times during the term of the sublicense.

     The Company also entered into a non-exclusive license agreement with the Coates Family Trust, George J. Coates and Gregory G. Coates to use and sell (not make or manufacturer) motorcycles employing the Coates CSRV System in all countries of the world except in the Western Hemisphere. In exchange for this non-exclusive license the Company issued to George J. Coates, Gregory G. Coates and the Coates Family Trust an aggregate of 2,500,000 shares of its common stock.

     On March 5, 2004 the Sublicense Agreement with the Company's majority shareholder, Coates International, Ltd., was amended: (a) to remove the anti-dilution provision; (b) to expand the license rights granted to the Company, and; (c) in exchange for which, the Company issued to Coates International, Ltd., an additional 1,000,000 common shares. On the same date, the License Agreement with Coates Family Trust, George J. Coates, and Gregory G. Coates was also amended; (a) to convert it from a non-exclusive to an exclusive license, and; (b) in exchange for which, the Company issued an additional 5,924,000 shares to Coates Family Trust, George J. Coates, and Gregory G. Coates.

     Pursuant to the terms of Amendment No. 1 to the Sublicense Agreement, the Company is obligated to utilize its best efforts to register under the Securities Act for and on behalf of Coates International, Ltd., 1,500,000 shares of the Company's common stock beneficially owned by Coates International, Ltd. in order to facilitate the distribution of these shares by Coates International, Ltd. to its shareholders as a stock dividend. In the event that these 1,500,000 shares are not registered under the Securities Act, enabling their distribution, for whatever reason, the stock dividend will be automatically revoked and terminated.

     The sublicense and license agreements shall expire upon the expiration of the last to expire patent ranging from 17 to 20 years hence. As no readily ascertainable price existed for either the licenses or the common stock of the Company, no value was assigned to the above transactions.

     In June of 2005, the Company granted to the Coates Family Voting Trust a non-qualified stock option to purchase 75,000 shares of common stock. The option was in consideration of the technical support services rendered to the Company by George Coates. These options are exercisable during the five year period commencing upon the later date of (i) December 31, 2005 or (ii) the receipt of certification by the EPA of our motorcycle for emissions and durability standards applicable for 2006 through 2008. These options were valued at $374,250 and are included in stock based compensation for the nine months ended September 30, 2005.

                         Coates Motorcycle Company, Ltd.
                          (A Development Stage Company)
                        Notes to the Financial Statements

COMMITMENTS

     On February 17, 2004 the Company engaged an underwriter in connection with a "best efforts" public offering of a minimum of $7,687,500 and up to a maximum of $20,500,000 of equity securities of the Company.

     The Company securities to be offered are "units", comprised of two common shares and one warrant, priced at $10.25 per unit. The minimum of 750,000 units, or 1,500,000 common shares and 750,000 warrants, and the maximum is 2,000,000 units, or 4,000,000 common shares and 2,000,000 warrants. The warrants are exercisable at $6.00 anytime during the 5 year period following the effective date of the offering. The proceeds of the offering shall be held in escrow until all of the 750,000 minimum units, representing gross proceeds of $7,687,500 have been sold, at which time there will be an initial closing. If the minimum 750,000 units are not sold within the offering period, all unit sales proceeds will be returned to investors by the escrow agent, without interest.

      On February 15, 2005 the Company entered into a three year employment agreement with Mark Goldsmith to act as the Company's President, CEO and CFO. The agreement was restated on June 2, 2005. Under the terms of the agreement, Mr. Goldsmith shall receive a minimum annual base salary of $150,000. In addition, he received a restricted stock option to purchase 200,000 shares of the Company's common stock at an exercise price of $.01 per share, exercisable at the earlier date of the first anniversary of the Company's initial public offering or February 15, 2007 provided that he is still employed by the Company. He also received a non-qualified stock option to purchase 100,000 shares of the Company's restricted common stock at an exercise price of $5.00 vesting one third each upon the first, second and third anniversary dates of the agreement. The total value of the stock options was recorded as deferred compensation in the amount of $998,000 and is being amortized over the life of the employment agreement.

     STOCK OPTIONS

     The Company applies Accounting Principles Board Opinion No. 25 and related Interpretations in accounting for options. As such, the disclosure only provisions of the Statement of Financial Accounting Standard (SFAS) No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure" are used to report the following information.

     The  fair  value  of  the  Company's  stock-based  compensation  below  was estimated using the Black-Scholes option pricing model which requires highly subjective assumptions including the expected stock price volatility. The fair value of the Company's stock options was estimated using the following assumptions: no expected dividends, risk free interest rate of 3.5% expected average life of approximately 7 years and an expected stock price volatility of 95% in 2005. The weighted average fair value of options granted was $4.71 during the nine months ending September 30, 2005.

     Had compensation cost for the options been determined based on the fair value at the grant dates for those options, stock based compensation, net loss and net loss per common share basic and diluted would have been as follows for the nine months ended September 30, 2005:

                                                   Nine           Nine          Inception
                                                  Months         Months            to
                                                 9/30/05         9/30/04         9/30/05
     Net loss as reported                        (794,244)      (419,868)    (1,484,997)
     Add:stock-based compensation
         included in net income as reported       568,306             --        601,306
     Deduct: total stock-based compensation
         determined under fair value based
         method                                  (749,639)            --       (782,639)
     Pro Forma net loss:                         (975,577)      (419,868)    (1,666,330)
     Net Loss per share
         (basic and diluted)
         As reported:                                (.07)          (.04)          (.15)
         Pro Forma:                                  (.07)          (.04)          (.17)

                         Coates Motorcycle Company, Ltd.
                          (A Development Stage Company)
                        Notes to the Financial Statements

     STOCK OPTIONS (Continued)

     The following is a summary of the status of the Company's options for the first nine months of 2005:

                                      Exercise                    Average        Average
                                       Price                      Exercise      Remaining
                                       Range        Options        Price      Contract Life
                                    ------------  ------------  ------------  -------------
Outstanding at beginning of year         6.00          100,000  $       6.00              5
Issued                               .01 - 5.00        400,000          1.57              5

Exercised, forfeited or expired               --            --            --             --
                                    ------------  ------------  ------------  -------------
Outstanding at end of period         .01 - 6.00        500,000          2.46              5
                                                                ============


There were no exercisable options at September 30,2005. All of our options are contingent upon the completion of a successful initial public offering. As such, there were no exercisable options at September 30, 2005.

NEW ACCOUNTI NG STANDARDS

     In December 2004, the FASB issued Statement of Financial Accounting Standards No. 123R, "Share Based Payments", an amendment of FAS No. 123 "Accounting for Stock Based Compensation". FAS 123R eliminates the ability to account for share based payments using Accounting Principles Board Opinion No.25, "Accounting for Stock Issued to Employees", and instead requires companies to recognize compensation expense using a fair-value based method. The expense will be measured as the fair value of the award on its grant date and recorded over the applicable service period. The requirements of FAS 123R are effective for the Company beginning in 2006.

                         COATES MOTORCYCLE COMPANY, LTD.
                          (A DEVELOPMENT STAGE COMPANY)

                              FINANCIAL STATEMENTS
                                DECEMBER 31, 2004

                         COATES MOTORCYCLE COMPANY, LTD.
                          (A DEVELOPMENT STAGE COMPANY)
                        INDEX TO THE FINANCIAL STATEMENTS

                                                               Page

Independent Auditors' Report                                     1

Financial Statements

        Balance Sheets                                           2

        Statements of Operations                                 3

        Statements of Cash Flows                                 4

        Statement of Stockholders' Equity                        5

Notes to the Financial Statements                              6-11

             Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of Coates Motorcycle Company, Ltd.

We have audited the accompanying balance sheets of Coates Motorcycle Company, Ltd. as of December 31, 2004 and 2003, and the related statements of operations, cash flows and stockholders' equity for the year ended December 31, 2004 for the periods beginning March 18, 2003 (date of inception) through December 31, 2003 and December 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibilities to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The accompanying financials have been prepared assuming the Company will continue as a going concern. As more fully described in the notes to the financial statements, the Company has suffered losses from operations and has a working capital deficiency as of December 31, 2004. These conditions raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in the notes. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Coates Motorcycle Company, Ltd. as of December 31, 2004 and 2003, and the results of their operations and cash flows for the years then ended and for the period beginning March 18, 2003 (date of inception) through December 31, 2004 in conformity with accounting principles generally accepted in the United States of America.

                                         Rosenberg Rich Baker Berman & Company

Bridgewater, New Jersey
May 27, 2005

                         COATES MOTORCYCLE COMPANY, LTD.
                          (A DEVELOPMENT STAGE COMPANY)
                                 BALANCE SHEETS

                                                                                       Year Ended December 31,
                                                                                       2004              2003
                                                                                     ------------     ------------
                                         Assets
Current Assets
         Cash                                                                        $     27,711     $     12,259
         Related party receivable                                                              --          100,000
         Prepaid expense                                                                       --           15,000
                                                                                     ------------     ------------
                           Total Current Assets                                            27,711          127,259

Property and Equipment, net of accumulated depreciation of
         $21,882 and $-0- for 2004 and 2003, respectively                                  22,304           38,186
Deferred Offering costs                                                                   333,369           47,481
                                                                                     ------------     ------------

                           Total Assets                                                   383,384          212,926
                                                                                     ============     ============

                          Liabilities and Stockholders' Equity

Current Liabilities
         Accounts payable and accrued expenses                                            219,925           62,280
         Lines of credit - related parties                                                     --           14,600
         Loan payable - related party                                                          --          100,000
                                                                                     ------------     ------------
                           Total Current Liabilities                                      219,925          176,880

Customer deposits                                                                           4,500            4,500
                                                                                     ------------     ------------

                           Total Liabilities                                              224,425          181,380
                                                                                     ------------     ------------

Stockholders' Equity
         Common stock, $.001 par value, 50,000,000 shares authorized,
                  12,050,000 and 5,126,000 issued and outstanding, respectively            12,050            5,126
         Preferred stock, Series A $.001 par value, 10,000,000 shares authorized,
                  468,118 and -0- shares issued and outstanding, respectively                 468               --
         Additional paid-in capital                                                       837,194          376,468
         Deficit accumulated during the development stage                                (690,753)        (350,048)
                                                                                     ------------     ------------

                           Total Stockholders' Equity                                     158,959           31,546
                                                                                     ------------     ------------

                           Total Liabilities and Stockholders' Equity                $    383,384     $    212,926
                                                                                     ============     ============

See notes to the financial statements.

                         COATES MOTORCYCLE COMPANY, LTD.
                          (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF OPERATIONS

                                                                   March 18,         March 18,
                                                                 2003 (Date of     2003 (Date of
                                                  Year Ended     Inception to      Inception to
                                                 December 31,    December 31,      December 31,
                                                     2004            2003              2004
                                                 ------------     ------------     ------------
Revenue                                          $         --     $         --     $         --

Operating Expenses
         Research and development costs                76,754          149,291          226,045
         Stock based compensation                      15,000           18,000           33,000
         General and administrative costs             230,613          182,862          413,475
         Depreciation                                  21,882               --           21,882
                                                 ------------     ------------     ------------

                  Total Operating Expenses            344,249          350,153          694,402
                                                 ------------     ------------     ------------

Loss from operations                                 (344,249)        (350,153)        (694,402)

         Interest income                                    5              105              110
         Interest expense                             (23,240)              --          (23,240)
                                                 ------------     ------------     ------------

Net Loss Before Benefit From Income Taxes            (367,484)        (350,048)        (717,532)

         Benefit from income taxes                     26,779               --           26,779
                                                 ------------     ------------     ------------

Net Loss                                         $   (340,705)    $   (350,048)    $   (690,753)
                                                 ============     ============     ============

Loss per share                                   $      (0.03)    $      (0.07)    $      (0.08)
                                                 ============     ============     ============

Weighted Average Number of Shares Outstanding      10,835,929        5,071,943        8,520,885
                                                 ============     ============     ============

See notes to the financial statements.

                         COATES MOTORCYCLE COMPANY, LTD.
                          (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF CASH FLOWS

                                                                                     March 18,        March 18,
                                                                                   2003 (Date of    2003 (Date of
                                                                    Year Ended      Inception to     Inception to
                                                                   December 31,     December 31,     December 31,
                                                                       2004             2003             2004
                                                                   ------------     ------------     ------------
Cash Flows from Operating Activities
         Net Loss                                                  $   (340,705)    $   (350,048)    $   (690,753)
                  Adjustments to Reconcile Net Loss to Net Cash
                           Used by Operating Activities
                  Stock based compensation                               15,000           18,000           33,000
                  In kind contribution of majority shareholder               --           12,000           12,000
                  Depreciation                                           21,882               --           21,882
         Changes in Operating Assets and Liabilities
                  Accounts payable and accrued expenses                 180,886           62,280          243,166
                  Customer deposits                                          --            4,500            4,500
                                                                   ------------     ------------     ------------
Net Cash Used by Operating Activities                                  (122,937)        (253,268)        (376,205)

Cash Flows from Investing Activities
         Purchase of property and equipment                              (6,000)         (38,186)         (44,186)
                                                                   ------------     ------------     ------------
Net Cash Used in Investing Activities                                    (6,000)         (38,186)         (44,186)

Cash Flows from Financing Activities
         Proceeds from loans (converted to equity)                           --          100,000          100,000
         Related party receivable                                       100,000         (100,000)              --
         Proceeds from line of credit (converted to equity)             330,277           14,600          344,877
         Loans from officers (forgiven)                                      --          236,594          236,594
         Deferred offering costs paid                                  (285,888)         (47,481)        (333,369)
         Proceeds from issuance of common stock                              --          100,000          100,000
                                                                   ------------     ------------     ------------
Net Cash Provided by Financing Activities                               144,389          303,713          448,102

Net Increase in Cash and Equivalents                                     15,452           12,259           27,711

Cash and Equivalents at Beginning of Period                              12,259               --               --
                                                                   ------------     ------------     ------------

Cash and Equivalents at End of Period                              $     27,711     $     12,259     $     27,711
                                                                   ============     ============     ============

See notes to the financial statements.

                         COATES MOTORCYCLE COMPANY, LTD.
                          (A DEVELOPMENT STAGE COMPANY)
                   STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)




                                                                                                                        Additional
                                                                    Preferred Stock               Common Stock           Paid-in
                                                                 Shares        Amount        Shares        Amount        Capital
                                                               ----------    ----------    ----------    ----------    ----------
Balance as of March 18, 2003                                           --    $       --            --    $       --    $       --

         Issuance of Common Shares                                     --            --        10,000            10        99,990

Shares issued to Coates International in exchange
for an exclusive sub-license                                           --            --     2,550,000         2,550        (2,550)
         Shares issued to George J. Coates, Gregory  Coates
         and the Coates Trust in exchange for a
          non-exclusive license                                        --            --     2,500,000         2,500        (2,500)
         Shares issued for services                                    --            --        58,000            58        28,942
         Shares issued to Coates International
         pursuant to
         anti-dilution right                                           --            --         8,000             8         3,992
         In kind contribution of majority shareholder                  --            --            --            --        12,000
         Officers' forgiveness of loan                                 --            --            --            --       236,594
         Net Loss                                                      --            --            --            --            --
                                                               ----------    ----------    ----------    ----------    ----------

Balance December 31, 2003                                              --            --     5,126,000         5,126       376,468
                                                               ==========    ==========    ==========    ==========    ==========
Shares issued to Coates International for
amendment to exclusive sub-license                                     --            --     1,000,000         1,000        (1,000)

Shares issued to George Coates, Gregory Coates
and the Coates Trust for amendment to non-
exclusive license                                                      --            --     5,924,000         5,924        (5,924)

Shares issued to convert outstanding debt and
interest into preferred stock                                     468,118           468            --            --       467,650
         Net Loss                                                      --            --            --            --            --
                                                               ----------    ----------    ----------    ----------    ----------
December 31, 2004                                                 468,118    $      468    12,050,000    $   12,050    $  837,194
                                                               ==========    ==========    ==========    ==========    ==========


                                                                 Retained
                                                                 Deficit
                                                                Accumulated     Total
                                                                 During the  Stockholders'
                                                                Development     Equity
                                                                  Stage        (Deficit)
                                                                ----------     ----------
Balance as of March 18, 2003                                    $       --     $       --

         Issuance of Common Shares                                      --        100,000

Shares issued to Coates International in exchange
for an exclusive sub-license                                            --             --
         Shares issued to George J. Coates, Gregory  Coates
         and the Coates Trust in exchange for a
          non-exclusive license                                         --             --
         Shares issued for services                                     --         29,000
         Shares issued to Coates International
         pursuant to
         anti-dilution right                                            --          4,000
         In kind contribution of majority shareholder                   --         12,000
         Officers' forgiveness of loan                                  --        236,594
         Net Loss                                                 (350,048)      (350,048)
                                                                ----------     ----------

Balance December 31, 2003                                         (350,048)        31,546
                                                                ==========     ==========
Shares issued to Coates International for
amendment to exclusive sub-license                                      --             --

Shares issued to George Coates, Gregory Coates
and the Coates Trust for amendment to non-
exclusive license                                                       --             --

Shares issued to convert outstanding debt and
interest into preferred stock                                           --        468,118
         Net Loss                                                 (340,705)      (340,705)
                                                                ----------     ----------
December 31, 2004                                               $ (690,753)    $  158,959
                                                                ==========     ==========



See notes to the financial statements.

                         COATES MOTORCYCLE COMPANY, LTD.
                          (A DEVELOPMENT STAGE COMPANY)
                        NOTES TO THE FINANCIAL STATEMENTS

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Nature of Organization
          Coates Motorcycle Company, Ltd. (The Company) was incorporated in the State of Delaware on July 21, 1995 under the name of Coates Technologies, Inc. On March 18, 2003 (date of inception) the Company amended it articles of incorporation to increase its number of authorized common shares and change its name to Coates Motorcycle Company, Ltd. Prior to March 18, 2003, the Company had never issued any shares of its common stock and did not have any financial transactions.

         The Company, located in New Jersey, has completed the design phase of its initial line of "heavy cruiser" motorcycles and is now entering into the manufacturing and distribution phase.

     Basis of Financial Statement Presentation
         The financial statements of the Company have been prepared assuming the Company will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has never been profitable and has incurred losses from operations of $340,705 and $350,048 for the years ended December 31, 2004 and 2003, respectively. The Company expects that losses from operations may continue through 2005 and the Company anticipates that it may require additional financing in 2005. These factors raise substantial doubt about the Company's ability to continue as a going concern. The Company's plans include the production of motorcycles for sale and the recognition of revenue for the first time and to sublicense its technology to other motorcycle manufacturers. The Company also plans on raising operating capital through an initial public offering.

     Use of Estimates
         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Fair Value of Financial Instruments
         For cash, related party receivable, accounts payable, notes payable, lines of credit, and customer deposits, the carrying amount approximates fair value because of the short term maturity of these instruments.

         Fair value estimates are made at a specific point in time, based on relevant information and information about the financial instrument. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

     Net Loss Per Share
         Loss per share, in accordance with the provisions of Financial Accounting Standards Board No. 128, "Earnings Per Share", is computed by dividing the net loss by the weighted average number of common shares outstanding during the period. There were no common stock equivalents outstanding during the period. Dividends related to the preferred series A stock would not effect the earnings per share calculations.

     Research and Development Costs
         Research and development costs are charged to operations as incurred.

                         COATES MOTORCYCLE COMPANY, LTD.
                          (A DEVELOPMENT STAGE COMPANY)
                        NOTES TO THE FINANCIAL STATEMENTS

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

     Revenue Recognition
         The Company has not recognized any revenue from the sale of motorcycles. The Company has received advance payments for motorcycles that are shown as customer deposits in the liability section of the balance sheets. The Company's policy is to recognize revenue when the products are shipped and title passes to the buyer.

     Property, Plant and Equipment
         Property, plant and equipment are stated at cost. Depreciation is computed using the straight line method over the estimated useful life of the assets. Leasehold improvements are expensed over the life of the lease and equipment from 5 to 7 years. Repairs and maintenance expenditures, which do not extend the useful lives of the related assets, are expensed as incurred.

         In the event that facts and circumstances indicate that long-lived assets may be impaired, an evaluation of recoverability would be performed and, accordingly, a determination of the write-down related to the specific assets made.

Securities Issued for Services

         For stock issued for services, the fair market value of the services rendered is used. The Company has adopted Statement of Financial Accounting Standard (SFAS) No. 123, "Accounting for Stock-Based Compensation." The statement generally suggests, but does not require, stock-based compensation transactions to be accounted for based on the fair value of the services rendered or the fair value of the equity instruments issued, whichever is more reliably measurable.

         There is no readily ascertainable value for the equity instruments issued in exchange for services. Securities issued for services consisted of 8,000 common shares issued to two directors and two employees of the Company and 50,000 common shares (along with certain warrants to purchase 100,000 common shares at a price of $6 per common share) to a consultant of the Company.

         In addition, 8,000 shares were issued to the Company's then parent, pursuant to its anti-dilution rights contained in the Sublicense Agreement dated April 30, 2003.

         All such common shares issued have been valued at $.50 per share, which represents the fair market value of services provided and to be provided pursuant to the consultant's agreement with the Company.

     Income Taxes
         In accordance with the provisions of Financial Accounting Standards No. 109, "Accounting for Income Taxes", deferred taxes are recognized for operating losses that are available to offset future taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. The Company incurred net operating losses for financial reporting and tax reporting purposes. Accordingly, the benefit from income taxes has been offset by a valuation allowance against the related deferred tax asset.

SUPPLEMENTAL DISCLOSURE OF CASH FLOWS

     Cash and cash equivalents for purposes of the cash flow statement is comprised of cash and short-term, highly liquid investments with maturities of three months or less.

     There were no cash payments made for interest expense or income taxes.

                         COATES MOTORCYCLE COMPANY, LTD.
                          (A DEVELOPMENT STAGE COMPANY)
                        NOTES TO THE FINANCIAL STATEMENTS

SUPPLEMENTAL DISCLOSURE OF CASH FLOWS - Continued

During 2003, the Company issued 2,550,000 shares of its common stock valued at $.0 to acquire an exclusive sublicense from a related party.

During 2003, the Company issued 2,500,000 shares of its common stock valued at $.0 to acquire a non-exclusive license agreement from a related party.

During 2003, the Company issued 8,000 shares of its common stock valued at $4,000 pursuant to an antidilution right to a related party.

During 2004, the Company issued another 1,000,000 shares of its common stock valued at $.0 for an amendment to its sublicense agreement with a related party.

During 2004, the Company issued another 5,924,000 shares of its common stock valued at $.0 for an amendment to its non-exclusive license agreement with a related party.

During 2004, loans totaling $444,877 and accrued interest of $23,241 were converted into 468,118 shares of Series A preferred stock.

STOCK OPTIONS

The Company applies Accounting Principles Board Opinion No. 25 and related Interpretations in accounting for options. As such, the disclosure only provisions of the Statement of Financial Accounting Standard (SFAS) No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure" are used to report the following information.

The fair value of the Company's stock-based compensation below was estimated using the Black-Scholes option pricing model which requires highly subjective assumptions including the expected stock price volatility. The fair value of the Company's stock options was estimated using the following assumptions; no expected dividends, risk free interest rate of 3.5% expected, average life of approximately 7 years and an expected stock price volatility of 95%. The weighted average fair value of options granted was $3.99 during the year ending December 31, 2004.

Had compensation cost for the options been determined based on the fair value at the grant dates for those options, stock based compensation, net loss and net loss per common share basic and diluted would have been as follows:

                                                                 March 18, 2003        March 18, 2003
                                              Year Ended         (Inception) to        (Inception) to
                                           December 31, 2004    December 31, 2003    December 31, 2004
Net loss, as reported                               (340,705)            (350,048)            (690,753)

Add: Stock-based compensation
included in net loss, as reported                     15,000               18,000               33,000

Deduct: Total stock-based compensation
determined under fair value based method             (15,000)            (417,000)            (432,000)
                                           -----------------    -----------------    -----------------
Pro forma net loss                                  (340,705)            (749,048)          (1,089,753)

Net loss per share (basic and diluted)
    As reported                                         (.03)                (.07)                (.08)
    Pro forma                                           (.03)                (.14)                (.13)

The following is a summary of the status of the Company's options for the year ended December 31, 2004:

                                                                                     Remaining Estimated
                                                                 Average                  Contract
                                                                 Exercise                   Life
                                        Options                  Price
Outstanding at beginning of year          -0-                  $  -0-                        -
Issued                                  100,000                   6.00                      6 yr
Exercised, forfeited or expired            -                       -                         -
Outstanding at end of period            100,000                   6.00                      6 yr.

      There were no exercisable options at September 30, 2005. All of our options are contingent upon the completion of a successful initial public offering. As such, there were no exercisable options at December 31, 2004.

      All options are contingent upon the completion of a successful initial public offering. As such, there were no exercisable options at December 31, 2004.

                         COATES MOTORCYCLE COMPANY, LTD.
                          (A DEVELOPMENT STAGE COMPANY)
                        NOTES TO THE FINANCIAL STATEMENTS

CONCENTRATIONS OF CREDIT RISK

     The Company maintains cash balances in financial institutions which are insured by the Federal Deposit Insurance Corporation up to $100,000. Balances in these accounts may, at times, exceed the federally insured limits.

PROPERTY AND EQUIPMENT

     Property  and  equipment  at  cost,  less   accumulated   depreciation  and
amortization, consists of the following:

                                     2004         2003
                                 --------     --------
Equipment                        $  6,600     $    600
Leasehold improvements             37,586       37,586
                                 --------     --------
         Subtotal                  44,186       38,186
Less accumulated
depreciation and amortization     (21,882)          --
                                 --------     --------

Total                            $ 22,304     $ 38,186
                                 ========     ========

     Depreciation expense charged to operations was $21,882, $-0-, and $21,882 for the year ended December 31, 2004 and for the periods March 18, 2003 (date of inception) to December 31, 2003 and 2004, respectively.

INCOME TAXES

     The Company's total deferred tax asset and valuation allowance are as follows:

                                 2004          2003
                            ---------     ---------
Total deferred tax asset    $ 262,486     $ 133,647
Less valuation allowance     (262,486)     (133,647)
                            ---------     ---------
Net deferred tax assets     $      --     $      --
                            =========     =========

     The difference between income tax benefits in the financial statements and the tax benefit computed at the applicable statutory rates of 40% are as follows:

                      2004     2003
                       ---      ---
Tax benefit             40%      40%
Valuation allowance    (40)     (40)
                       ---      ---
Effective tax rate      -%       -%
                       ===      ===

     At December 31, 2004, the Company has available approximately $690,753 of net operating losses and carryforward that may be used to reduce future federal taxable income and expire between December 31, 2021 and 2022.

     In 1998, the State of New Jersey enacted legislation allowing emerging technology and/or biotechnology companies to sell their unused New Jersey Net Operating Loss ("NOL") Carryover Research and Development Tax Credits ("R&D Credits") to corporate taxpayers in New Jersey. During 2004 the Company entered into an agreement under which it retained a third party broker to identify a buyer for its NOL Carryover. As a result, the Company realized a current tax benefit of $26,779 from the sale of NOL Carryovers totaling $350,048.

                         COATES MOTORCYCLE COMPANY, LTD.
                          (A DEVELOPMENT STAGE COMPANY)
                        NOTES TO THE FINANCIAL STATEMENTS

LOAN PAYABLE - RELATED PARTY

     A loan payable of $100,000 from a director of the Company bearing interest at 5% was due October 24, 2004. The outstanding balance of $105,918, consisting of the principal balance of the loan and accrued interest was converted into 105,918 shares of preferred series A stock.

SHARES SUBJECT TO MANDATORY REDEMPTION - RELATED PARTY

     George J. Coates, the Company's CEO, contributed $100,000 in exchange for 10,000 shares of the Company's common stock. The Company has agreed to redeem these shares for $100,000 when the funds are available. During the year ended December 31, 2004 this redeemable feature was removed.

OFFICER LOAN

     During the period ended December 31, 2003, an officer of the Company loaned an aggregate of $236,594 to the Company. As of December 31, 2003 the officer forgave his loans to the Company. In accordance with APB 26, Early "Extinguishment of Debt", this transaction was recorded as an increase to additional paid in capital.

OTHER RELATED PARTY TRANSACTIONS

     The Company acquired an exclusive sublicense for North America, South America and Central America and their territories (collectively, the "Western Hemisphere") from Coates International, Ltd. to make, use and sell motorcycles utilizing the Coates technology. In exchange for this exclusive sublicense, the Company issued 2,550,000 shares of its common stock to Coates International, Ltd. which became by virtue of such issuance the parent corporation of the Company. In addition, the terms of this exclusive sublicense included an anti-dilution right, providing Coates International, Ltd. with the right to continue to own in excess of 50% of the Company at all times during the term of the sublicense.

     The Company also entered into a non-exclusive license agreement with the Coates Family Trust, George J. Coates and Gregory G. Coates to use and sell (not make or manufacture) motorcycles employing the Coates CSRV System in all countries of the world except in the Western Hemisphere. In exchange for this non-exclusive license the Company issued to George J. Coates, Gregory G. Coates and the Coates Family Trust an aggregate of 2,500,000 shares of its common stock.

     On March 5, 2004 the Sublicense Agreement with the Company's majority shareholder, Coates International, Ltd., was amended: (a) to remove the anti-dilution provision; (b) to expand the license rights granted to the Company, and; (c) in exchange for which, the Company issued to Coates International, Ltd., an additional 1,000,000 common shares. On the same date, the License Agreement with Coates Family Trust, George J. Coates, and Gregory G. Coates was also amended; (a) to convert it from a non-exclusive to an exclusive license, and; (b) in exchange for which, the Company issued an additional 5,924,000 shares to Coates Family Trust, George J. Coates, and Gregory G. Coates.

                         COATES MOTORCYCLE COMPANY, LTD.
                          (A DEVELOPMENT STAGE COMPANY)
                        NOTES TO THE FINANCIAL STATEMENTS

OTHER RELATED PARTY TRANSACTIONS (continued)

     Pursuant to the terms of Amendment No. 1 to the Sublicense Agreement, the Company is obligated to utilize its best efforts to register under the Securities Act for and on behalf of Coates International, Ltd., 1,500,000 shares of the Company's common stock beneficially owned by Coates International, Ltd. in order to facilitate the distribution of these shares by Coates International, Ltd. to its shareholders as a stock dividend. In the event that these 1,500,000 shares are not registered under the Securities Act, enabling their distribution, for whatever reason, the stock dividend will be automatically revoked and terminated.

     The sublicense and license agreements shall expire upon the expiration of the last to expire patent ranging from 17 to 20 years hence. As no readily ascertainable price existed for either the licenses or the common stock of the Company, no value was assigned to the above transactions.

     Related party receivable represents non-interest bearing advances due on demand from its majority shareholder Coates International, Ltd.

     The Company utilizes a portion of the premises owned by its majority shareholder, Coates International, Ltd., in Wall Township, New Jersey. The fair rental value is estimated to be $12,000.

     The Company has a revolving credit note with its majority shareholder company, Coates International, Ltd. Interest on the outstanding principal balance is accrued at 5% during the loan period. The note is due on demand. As of December 31, 2004, the outstanding principal balance on this note plus accrued interest totaled $362,200. This amount was converted into 362,200 shares of preferred Series A stock.

COMMITMENTS

     On February 6, 2004 the Company entered into an operating lease for certain office and manufacturing space. The lease is for a total of twenty months commencing February 1, 2004, consisting of a twelve month initial term followed by two four month options exercisable at the Company's discretion. The lease may be terminated at any time, without penalty, on 60 days written notice. Annual rent under the lease is $101,325.

     On February 17, 2004 the Company engaged an underwriter in connection with a "best efforts" public offering of a minimum of $7,687,500 and up to a maximum of $20,500,000 of equity securities of the Company.

     The Company securities to be offered are "units", comprised of two common shares and one warrant, priced at $10.25 per unit. The minimum of 750,000 units, or 1,500,000 common shares and 750,000 warrants, and the maximum is 2,000,000 units, or 4,000,000 common shares and 2,000,000 warrants. The warrants are exercisable at $6.00 anytime during the 5 year period following the effective date of the offering. The proceeds of the offering shall be held in escrow until all of the 750,000 minimum units, representing gross proceeds of $7,687,500 have been sold, at which time there will be an initial closing. If the minimum 750,000 units are not sold within the offering period, all unit sales proceeds will be returned to investors by the escrow agent, without interest.

                         COATES MOTORCYCLE COMPANY, LTD.
                          (A DEVELOPMENT STAGE COMPANY)
                        NOTES TO THE FINANCIAL STATEMENTS

SUBSEQUENT EVENTS

     On February 15, 2005 George Coates and Gregory Coates resigned as officers and directors of the company and placed all of their common stock into the Coates Family Trust so that, among other reasons, they could devote all of their time and work efforts to the business being conducted by Coates International. At the same time, the Company entered into a three year employment agreement with an individual who will act as President, CEO and CFO of the Company.
     .

                750,000 UNITS - MINIMUM 2,000,000 UNITS - MAXIMUM

                         COATES MOTORCYCLE COMPANY, LTD.

             EACH UNIT CONSISTING OF TWO SHARES OF COMMON STOCK AND ONE REDEEMABLE WARRANT TO PURCHASE ONE SHARE OF COMMON STOCK

                             PRELIMINARY PROSPECTUS


BAIRD, PATRICK & CO., INC.


                                     , 2005

NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE REPRESENTATIVE. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

UNTIL_______________ , 2005 ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Registrant's Restated Certificate of Incorporation (Article TENTH) contains provisions limiting the liability of its Directors and requiring the Registrant to indemnify all persons whom it has the power to indemnify, to the maximum extent permitted under the General Corporation Law of the State of Delaware (the "GCL"). In accordance with the GCL, Article TENTH also limits the personal liability of a director to the corporation or its shareholders for monetary damages for breaches of fiduciary duty as a director except for (a) breaches of the director's duty of loyalty, (b) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) effecting of certain unlawful payments related to the corporation's capital stock, and (d) transactions from which the director derived an improper benefit. The provisions of the GCL will not impair the Registrant's ability to seek injunctive relief for breaches of fiduciary duty. Such relief, however, may not always be available as a practical matter.

The GCL also contains provisions giving a corporation broad powers to indemnify officers, directors, employees and agents against liability and for their expenses in defending against threatened liability if the individual acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, if he had no reasonable cause to believe that his conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors and officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets for all expenses in connection with the issuance and distribution of the common shares being registered. All of these amounts set forth below are estimates except for the registration fee:

Registration Fee to the Securities and Exchange Commission         $    4,810.00
Printing Costs                                                         30,000.00
Legal Fees and Disbursements                                          300,000.00
Accounting Fees                                                        10,000.00
Application to Stock Exchange, & costs                                 12,500.00
Blue Sky Fees and Expenses                                             20,000.00
Miscellaneous                                                          50,000.00
--------------------------------------------------------------------------------
TOTAL                                                                $427,310.00

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

Year 2003
In May, 2003, we commenced a private offering of our common shares to fund our business plan, offering up to 2,000,000 shares at the offering price of $10 per share, on a best efforts, minimum 500,000 shares/maximum 2,000,000 shares basis. We would have obtained investment funds from this private offering only if we successfully sold the minimum 500,000 shares and received gross proceeds in the minimum amount of $5,000,000. Because our motorcycle engine passed initial tailpipe emission tests applicable in 49 states and because we started receiving orders for our motorcycle, we decided to abandon our private offering and register our shares in this initial public offering. Based upon this decision, we terminated all of our private offering activities and efforts on July 31, 2003, and did not accept any offers to buy our shares. As a result, this prospectus and the information it contains supersedes all of the selling material used in our private offering.

We have sold 10,000 common shares to our Chief Executive Officer, George J. Coates, for $100,000. These securities were placed with Mr. Coates pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, provided by Section 4(2) and Regulation D, promulgated thereunder.


On April 30, 2003, we obtained an exclusive sublicense from Coates International and issued an aggregate 2,558,000 shares of our common stock to Coates
International as payment and pursuant to the anti-dilution terms of the sublicense. On April 30, 2003, we also entered into a non-exclusive license agreement with the Coates Trust, George J. Coates and Gregory G. Coates and we issued an aggregate 2,500,000 shares of our common stock to them as payment., We issued these restricted securities to these parties pursuant to the exemptions from the registration requirements of the Securities Act provided by Section 4(2) and Regulation D promulgated thereunder.

2,000 shares of our stock were issued to each of Messrs. McLean and England for services rendered as Members of our Board of Directors, 2,000 shares of our stock were issued to Mr. Fager for services rendered in connection with product design and development prior to serving on our Board of Directors and 2,000 shares of our stock were issued to Mr. Paul Cassagrande for contracting services.


50,000 shares of our stock and 100,000 warrants to purchase common shares at an exercise price of $6.00 per share, were issued to Chapman, Spira & Carson, LLC, pursuant to the Consulting Agreement entered into with the Company at October 29, 2003. The warrants are exercisable anytime during the two year period, commencing on October 29, 2003. The shares and warrants were issued for services rendered pursuant to the exemptions from the registration requirements of the Securities Act provided by Section 4(2) and Regulation D promulgated thereunder.

Year 2004



On March 5, 2004, we amended our sublicense with Coates International, terminating the anti-dilution right we gave it in the sublicense and issued to it an additional 1,000,000 shares for its agreement to termunate all of its anti-dilution rights.On March 5, 2004, we also amended our license, converting it from a non-exclusive to an exclusive license and obtaining the additional rights to manufacture, sublicense and franchise motorcycle engines utilizing the CSRV System, issuing an additional aggregate 5,924,000 shares of our common stock to the Coates Trust, George J. Coates and Gregory G. Coates as consideration for these additional license rights. We issued the subject restricted securities in reliance upon the private placement exemption from the registration requirements of the Securities Act provided by Section 4(2) and Regulation D promulgated thereunder.

Year 2005



We issued 25,000 stock options to our director, Dr. Richard Evans for services rendered to the Company, all of which are nonqualified stock options, exercisable during the five year period following grant at an exercise price of $5.00 per share.
We issued these restricted securities to Dr. Evans for services rendered in reliance upon the private placement exemption from the registration requirements of the Securities Act provided by Section 4(2) and Regulation D promulgated thereunder.


Three members of our Board of Directors loaned us an aggregate $175,000 during the first and second quarters of 2005. Dr. Frank Adipietro loaned us funds in the amounts of $50,000 in March, 2005, and $25,000 in June, 2005; Dr. Richard Evans loaned us funds in the amounts of $25,000 in March, 2005, and $25,000 in June, 2005, and; Walter Zahn loaned us funds in the amounts of $25,000 in April, 2005, and $25,000 in June, 2005. We issued six corporate promissory notes for these loans to our Board members, all of which accrue interest on the outstanding principal balances of 5%, per annum, and all are due and payable during calendar year 2006. In August, 2005, one of our directors, Dr. Richard Evans, loaned us $200,000 and we issued him our corporate promissory note which requires the payment of the outstanding principal balance and accrued interest on or before February 15, 2006. The note we gave to Dr. Evans accrues interest at the rate of 10% per annum. We executed and delivered these seven corporate promissory notes to our directors in reliance upon the exemption from the registration requirements of the Securities Act provided by Section 3(a)(3) since all of the notes arose out of current transactions and all of which have maturity dates at the time of issuance of less than nine months.

We created a special series of preferred stock, the Series A Senior Convertible Preferred Stock, in June, 2005 for the purposes of issuing and delivering this equity security to two of our affiliates as full payment for their outstanding loans to us. In accordance with the terms of certain Debt Conversion Agreements, dated June 14, 2005 and effective as of December 31, 2004, we issued 362,200 of these preferred shares to Coates International and 105,918 of these preferred shares to Paul DiLorenzo, respectively, in full payment of their loans in the amounts of $362,200 and $105,918, respectively. We relied upon the exemption from the registration requirements of the Securities Act provided by Section 4(2) thereof to issue these preferred shares to our two affiliates.

EXHIBITS.


 *1.1          Underwriting Agreement
 *3.1(i)       Certificate of Incorporation
 *3.1(ii)      Restated Certificate of Incorporation
 *3.1(iii)     Certificate  of  Designations  for the Company's  Series A Senior
               Convertible Preferred Shares
 *3.2          Bylaws
 *4.1(i)       Form of Certificate for Company's Common Stock
 *4.1(ii)      Form of Certificate for Company's Series A Senior
               Convertible Preferred Shares
 *4.2          Form of Unit Certificate
 *4.3          Warrant Agreement between the Company and American Stock
               Transfer & Trust Company
 *4.5          2004 Stock Incentive Plan
  4.6          Coates Family Voting Trust, dated February 15, 2005
 5.1           OPINION OF JOSEPH J. TOMASEK, ESQ. AS TO THE LEGALITY OF
               THE UNITS, SHARES AND WARRANTS BEING REGISTERED.
*10.1          Sublicense Agreement by and between Coates Motorcycle Company,
               Ltd. and Coates International, Ltd., dated April 30, 2003.
*10.2          License Agreement by and between Coates Motorcycle Company, Ltd.
               and George J. Coates, Gregory G. Coates and the Coates
               Trust, dated April 30, 2003.
*10.3          Copy of Revolving Credit Note, Dated January 16, 2004, by and
               between Coates Motorcycle Company,
               Ltd., as Borrower, and George J. Coates, as Lender
*10.4          Amendment No. 1 to Sublicense Agreement between Coates
               International, Ltd. and Coates  Motorcycle
               Company, Ltd., dated February 15, 2004.
*10.5          Amendment No. 1 to License Agreement between George J. Coates,
               Gregory Coates and the Coates Trust and Coates Motorcycle
               Company, Ltd., dated February 15, 2004.
*10.6          Consulting Agreement by and between Chapman Spira & Carson
               LLC, dated October 29, 2003
*10.7          Forgiveness of loans made to Coates Motorcycle Company, Ltd.
               in the amount of  $236,594  by George Coates on March 4,
               2004
*10.8          Form of Escrow Agreement with HSBC Bank USA
*10.9          Copy of Promissory Note, dated October 23, 2003, by and
               between Coates Motorcycle Company, Ltd., as Borrower, and
               Paul M. Di Lorenzo, M.D., as Lender.
*10.10         Amendment No. 2 to Sublicense Agreement between Coates
               International, Ltd. and Coates Motorcycle Company, Ltd.,
               dated June 22, 2004
*10.11         Amendment No. 3 to Sublicense Agreement between Coates
               International, Ltd. and Coates Motorcycle Company, Ltd.,
               dated June 14, 2005
*10.12         Copy of Restated Employment Agreement between Coates
               Motorcycle Company, Ltd. and Mark D. Goldsmith, dated
               June 2, 2005
*10.13         Debt Conversion Agreement by and between Coates Motorcycle
               Company, Ltd. and Coates International, Ltd., dated June 1,
               2005
*10.14         Debt Conversion Agreement by and between Coates Motorcycle
               Company, Ltd. and Paul DiLorenzo, M.D., dated June 1, 2005
*10.15         Form of Company Short-Term Promissory Note for Directors


10.16          LICENSE AGREEMENT, DATED DECEMBER 22, 1997, BY AND BETWEEN
               GEORGE J. COATES AND GREGORY COATES, AS LICENSORS, AND
               COATES INTERNATIONAL, LTD., AS LICENSEE.
10.17          EMPLOYMENT AGREEMENT BY AND BETWEEN COATES MOTORCYCLE COMPANY
               AND MARK D. GOLDSMITH, DATED FEBRUARY 15, 2005.
 23.1          Consent of Company's Independent Auditors, Rosenberg Rich
               Baker Berman & Company
+23.2          CONSENT OF THE FREEDONIA GROUP

* Previously filed.
+ TO BE FILED.

ITEM 28. UNDERTAKINGS.

A. The Registrant hereby undertakes:

1. to file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

i. include any prospectus required by section 10(a)(3) of the Securities Act of 1933 (the "Act");

ii. reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the commission pursuant to rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "calculation of registration fee" table in the effective registration statement;

iii. include any additional or changed material information on the plan of distribution;

2. for determining any liability under the Act , treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities;

3.for determining any liability under the Securities Act of 1933, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant under Rule 424 (b) (1) or (4) or 497 (h) under the Securities Act of 1933 as part of this registration statement as of the time the Commission declared it effective;

4. for determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities;

5. file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering;

6. provide to the underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser;

7. Insofar as indemnification for liabilities arising under the Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised by the Securities and Exchange Commission that such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


In accordance with the requirements of the Act , the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Amendment No. 13 to its registration statement on Form SB-2 to be signed on its behalf by the undersigned, in the Township of Wall , State of New Jersey on December 21, 2005.


                         COATES MOTORCYCLE COMPANY, LTD.

/s/ Mark D. Goldsmith
-----------------------------------------
  Mark D. Goldsmith  President,Chief Executive Officer,
Interim Chief Financial Officer, Principal Accounting
Officer and Director


KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mark D. Goldsmith, his attorney-in-fact, each with the power of substitution, for him in any and all capacities, to sign any further amendments to this Amendment No. 13 to Registration Statement on Form SB-2, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

            SIGNATURE                 TITLE                                  DATE
            ---------                 -----                                  ----
 /s/Mark D. Goldsmith
------------------------------
Mark D. Goldsmith                  President, Chief Executive Officer,
                                   Interim Chief Financial Officer,
                                   Principal Accounting Officer and
                                   Director                                December 21_, 2005

         *
------------------------------
Richard W. Evans                    Director                               December 21_ , 2005

         *
------------------------------
Frank Joseph Adipietro, Jr.         Director                               December 21 , 2005

         *
------------------------------
Walter S. Zahn                      Director                               December 21 , 2005


*By:  /s/ MARK D. GOLDSMITH
      --------------------------
          ATTORNEY-IN-FACT


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